                                                                     EXHIBIT 4.h



                                 $1,000,000,000



                      AMENDED AND RESTATED CREDIT AGREEMENT



                                   DATED AS OF


                                 MARCH 20, 2000


                                      AMONG


                                MASCO CORPORATION


                             THE BANKS PARTY HERETO

              COMMERZBANK AKTIENGESELLSCHAFT, AS SYNDICATION AGENT

                   BANK OF AMERICA, N.A., AS SYNDICATION AGENT


                                       AND


                                  BANK ONE, NA,
                             AS ADMINISTRATIVE AGENT


                         BANK ONE CAPITAL MARKETS, INC.
                        LEAD ARRANGER AND SOLE BOOKRUNNER

                      AMENDED AND RESTATED CREDIT AGREEMENT


This AMENDED AND RESTATED CREDIT AGREEMENT dated as of March 20, 2000 is among MASCO CORPORATION and certain of its Subsidiaries as borrowers, the BANKS party hereto as lenders, COMMERZBANK AKTIENGESELLSCHAFT and BANK OF AMERICA, N.A., as Syndication Agents, and BANK ONE, NA, as administrative agent, and amends and restates in its entirety that certain Credit Agreement dated as of August 6, 1999 among Masco Corporation, the banks party thereto and Bank One, NA (f/k/a/ The First National Bank of Chicago) (the "Existing Credit Agreement"). The parties hereto agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS

         SECTION 1.01. Definitions. The following terms, as used herein, have the following meanings:

         "Acquired Debt" means, with respect to any Person which becomes a Subsidiary after the date of this Agreement, Debt of such Person which was outstanding before such Person became a Subsidiary and which was not created in contemplation of such Person becoming a Subsidiary; provided that such Debt shall no longer constitute "Acquired Debt" at any time that is more than six months after such Person becomes a Subsidiary.

         "Administrative Questionnaire" means, with respect to each Bank, an administrative questionnaire in the form prepared by the Agent and submitted to the Agent (with a copy to the Company) duly completed by such Bank.

         "Affiliate" means at any date a Person (other than a Consolidated Subsidiary) whose earnings or losses (or the appropriate proportionate share thereof) would be included in determining the Consolidated Net Income of the Company and its Consolidated Subsidiaries for a period ending on such date under the equity method of accounting for investments in common stock (and certain other investments).

         "Agent" means Bank One, NA in its capacity as administrative agent for the Banks hereunder, and its successors in such capacity.

         "Aggregate Commitment" means the aggregate of the Commitments of all the Banks, as reduced from time to time pursuant to the terms hereof.

         "Agreed Currencies" means (i) Dollars, (ii) euros, British Pounds Sterling, German Deutschmarks, French Francs, Belgian Francs, Dutch Guilders, Spanish Pesetas, Italian Lira and Danish Krone, and (iii) any other currency which the Borrower requests the Agent to include as an Agreed Currency hereunder and which is acceptable to all of the Banks. If, with respect to any Agreed Currency, (x) currency control or other exchange regulations are imposed in the country in which such currency is issued with the result that different types of such currency are introduced, (y) such currency is, in the determination of the Agent, no longer readily available or freely traded or deposits in such currency are no longer customarily offered to banks in the London interbank market, or
(z) in the determination of the Agent, an Equivalent Amount of such currency is not readily calculable, the Agent shall promptly notify the Banks, the Company and any Borrower with Loans outstanding in such currency, and such currency shall no longer be an Agreed Currency until such time as all of the Banks agree to reinstate such currency as an Agreed Currency and promptly, but in any event within five Eurocurrency Business Days of receipt of such notice from the Agent, the relevant Borrowers shall repay all Loans in such affected currency or convert such Loans into Loans in Dollars or another Agreed Currency, subject to the other terms set forth in
Article II. For the purposes of this definition, each of the specific currencies referred to in clause (ii), above, shall mean and be deemed to refer to the lawful currency of the jurisdiction referred to in connection with such currency, e.g., "Danish Krone" means the lawful currency of Denmark.

         "Agreement," when used with reference to this Agreement, means this Amended and Restated Credit Agreement dated as of March 20, 2000, as amended from time to time after the date hereof.

         "Applicable Lending Office" means, with respect to any Bank, (i) in the case of its Floating Rate Loans, its Domestic Lending Office and (ii) in the case of its Eurocurrency Loans, its Eurocurrency Lending Office.

         "Applicable Margin" means with respect to any Eurocurrency Loan, Floating Rate Loan or the facility fees payable under Section 2.07, as the case may be at any time, the percentage which is applicable at such time as set forth in the Pricing Schedule.

         "Approximate Equivalent Amount" of any currency with respect to any amount of Dollars shall mean the Equivalent Amount of such currency with respect to such amount of Dollars on or as of such date, rounded up to the nearest amount of such currency as determined by the Agent from time to time.

         "Arranger" means Banc One Capital Markets, Inc.

         "Assignee" has the meaning set forth in Section 9.06(c).

         "Bank" means each bank listed on the signature pages hereof, each Assignee which becomes a Bank pursuant to Section 9.06(c), and their respective successors.

         "Bank One" means Bank One, NA (Main office Chicago), (f/k/a The First National Bank of Chicago), a national banking association.

         "Benefit Arrangement" means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

         "Borrowers" means the Company and the Subsidiary Borrowers, and "Borrower" means any of them, as the context may require.

         "Borrowing" has the meaning set forth in Section 1.03.

         "Commitment" means (i) with respect to any Bank listed on the Commitment Schedule, the amount set forth opposite the name of such Bank on the Commitment Schedule, or (ii) with respect to any Assignee, the amount of the transferor Bank's Commitment assigned to such Assignee pursuant to Section 9.06(c), in each case as such amount may be reduced from time to time pursuant to Section 2.08 or 2.09 or changed as a result of an assignment pursuant to
Section 9.06(c).

         "Commitment Percentage" means at any date of determination, with respect to any Bank, that percentage which the Commitment of such Bank then constitutes of the Aggregate Commitment or, if the Commitments have expired or been terminated, that percentage which the Commitment of such Bank constituted of the Aggregate Commitment immediately prior to such expiration or cancellation.

         "Commitment Schedule" means the Commitment Schedule attached hereto.

         "Company" means Masco Corporation, a Delaware corporation, and its successors.

         "Company's 1998 Form 10-K" means the Company's annual report on Form 10-K for the year ended December 31, 1998, as filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended.

         "Company's Equity Securities" means shares of any class of the Company's capital stock or options, warrants or other rights to acquire such shares.

         "Computation Date" is defined in Section 2.10(c).

         "Consolidated Adjusted Net Worth" means at any date (i) Consolidated Net Worth at such date less (ii) the amount (if any) by which the aggregate amount of all equity and other investments in Affiliates of the Company reflected in such Consolidated Net Worth exceeds $250,000,000.

         "Consolidated Current Assets" means at any date the consolidated current assets of the Company and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Debt" means at any date the Debt of the Company and its Consolidated Subsidiaries, determined on a consolidated basis as of such date.

         "Consolidated Net Income" means, for any period, the consolidated net income of the Company and its Consolidated Subsidiaries for such period (considered as a single accounting period), but excluding the net income or deficit of any Person (other than the equity in earnings or losses of an Affiliate previously included in such consolidated net income determined under the equity method of accounting for investments) prior to the effective date on which it becomes a Consolidated Subsidiary or is merged into or consolidated with the Company or a Consolidated Subsidiary.

         "Consolidated Net Worth" means at any date the consolidated shareholders' equity of the Company and its Consolidated Subsidiaries determined as of such date.

         "Consolidated Subsidiary" means at any date any Subsidiary the accounts of which would be consolidated with those of the Company in its consolidated financial statements as of such date.

         "Consolidated Total Liabilities" means at any date the aggregate of all liabilities or other items which would appear on the liability side of a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of such date, except the amount so appearing which constitutes Consolidated Net Worth.

         "Continuing Director" means any member of the Company's board of directors who either (i) is a member of such board as of the Effective Date or
(ii) is thereafter elected to such board, or nominated for election by stockholders, by a vote of at least two-thirds of the directors who are Continuing Directors at the time of such vote; provided that an individual who is so elected or nominated in connection with a merger, consolidation, acquisition or similar transaction shall not be a Continuing Director unless such individual was a Continuing Director prior thereto.

         "Conversion/Continuation Notice" is defined in Section 2.03(e).

         "Cost Rate" means:


         1. The cost of compliance with existing requirements of the Bank of England and/or the Financial Services Authority (or any authority which replaces all or any of their functions) in respect of Borrowings denominated in British Pounds Sterling will be calculated by the Agent in relation to each Loan on the basis of rates supplied by the Agent by reference to the circumstances existing on the first day of each Interest Period in respect of such Loan and, if any such Interest Period exceeds three months, at three calendar monthly intervals from the first day of such Interest Period during its duration in accordance with the following formula:


         AB +C(B-D) + E x 0.01  per cent per annum
         ---------------------
         100 - (A+C)




         Where:


                  A. is the percentage of eligible liabilities (assuming these to be in excess of any stated minimum) which the Agent is from time to time required to maintain as an interest free cash ratio deposit with the Bank of England to comply with cash ratio requirements.


                  B. is the percentage rate per annum equal to the Eurocurrency Reference Rate established for such Loan without taking into consideration the addition of the Cost Rate as specified in such definition.


                  C. is the percentage of eligible liabilities which the Agent is required from time to time to maintain as interest bearing special deposits with the Bank of England.


                  D. is the percentage rate per annum payable by the Bank of England to the Agent on interest bearing special deposits.


                  E. is the rate payable by the Agent to the Financial Services Authority pursuant to the Fees Regulations (but, for this purpose, the figure at paragraph [2.02b]/[2.03b] of the Fees Regulations shall be deemed to be zero) and expressed in pounds per (pound)1,000,000 of the Fee Base of the Agent.


         2. For the purposes of this definition:


         (a) "eligible liabilities" and "special deposits" shall bear the meanings ascribed to them from time to time under or pursuant to the Bank of England Act 1998 or (as appropriate) by the Bank of England;


         (b) "Fees Regulations" shall mean the Banking Supervision (Fees) Regulations 1998 or such other regulations as may be in force from time to time in respect of the payment of fees for banking supervision; and


         (c) "Fee Base" shall bear the meaning ascribed to it, and shall be calculated in accordance with, the Fees Regulations.


         3. The percentages used in A and C above shall be those required to be maintained on the first day of the relevant period as determined in accordance with B above.

         4. In application of the above formula, A, B, C and D will be included in the formula as figures and not as percentages e.g. if A is 0.5 per cent and B is 12 per cent, AB will be calculated as 0.5 x 12 and not as
         0.5 per cent x 12 per cent.


         5. Calculations will be made on the basis of a 365 day year (or, if market practice differs, in accordance with market practice).


         6. A negative result obtained by subtracting D from B shall be taken as zero.


         7. The resulting figures shall be rounded upwards, if not already such a multiple, to the nearest whole multiple of one-thirty second of one percent per annum.


         8. Additional amounts calculated in accordance with this definition are payable at the same time that accrued interest is payable for the Interest Period to which they relate.


         9. The determination of the Cost Rate by the Agent in relation to any period shall, in the absence of manifest error (provided that the determination of such Cost Rate is made on a reasonable basis), be conclusive and binding on all of the parties hereto.


         10. The Agent may from time to time, after consultation with the Company and the Banks, determine and notify to all parties any amendments or variations which are required to be made to the formula set out above in order to comply with any requirements from time to time imposed by the Bank of England or the Financial Services Authority (or any other authority which replaces all or any of their functions) in relation to Borrowings denominated in British Pounds Sterling (including any requirements relating to sterling primary liquidity) and, any such determination shall, in the absence of manifest error (provided that such determination is made on a reasonable basis) be conclusive and binding on all the parties hereto.


         "Debt" of any Person means at any date, without duplication, (i) all obligations of such Person for borrowed money, (ii) all obligations of such Person evidenced by debentures, notes or other similar instruments, (iii) all obligations of such Person to pay the deferred purchase price of property, except trade accounts payable, (iv) all obligations of such Person as lessee which are capitalized in accordance with generally accepted accounting principles, (v) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, and (vi) all Debt of others for which such Person is contingently liable. In calculating the amount of any Debt at any date for purposes of this Agreement, accrued interest shall be excluded to the extent that it would be properly classified as a current liability for interest under the heading "Accrued liabilities" (and not under the heading "Notes payable") in a balance sheet prepared as of such date in accordance with the accounting principles and practices used in preparing the balance sheet referred to in Section 4.04(a) and the related footnotes thereto.

         "Default" means any condition or event which constitutes an Event of Default or which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default.

         "Dollar Amount" of any currency at any date shall mean (i) the amount of such currency if such currency is Dollars or (ii) the Equivalent Amount if such currency is any currency other than Dollars.

         "Dollars" and "$" shall mean the lawful currency of the United States of America.

         "Domestic Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in Detroit, New York or Chicago are authorized or required by law to close.

         "Domestic Lending Office" means, as to each Bank, its office located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Domestic Lending Office) or such other office as such Bank may hereafter designate as its Domestic Lending Office by notice to the Company and the Agent.

         "Domestic Subsidiary" means a Subsidiary which is incorporated under the laws of the United States of America or any state thereof.

         "Effective Date" has the meaning set forth in Section 3.01.

         "EMU" means Economic and Monetary Union as contemplated in the Treaty on European Union.

         "Environmental Laws" means any and all federal, state and local statutes, laws, judicial decisions, regulations, ordinances, rules, judgments, orders, decrees, injunctions, permits, concessions, grants, franchises, licenses, agreements and other governmental restrictions relating to the environment, the effect of the environment on human health or to emissions, discharges or releases of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes into the environment including, without limitation, ambient air, surface water, ground water, or land, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, petroleum or petroleum products, chemicals or industrial, toxic or hazardous substances or wastes or the clean-up or other remediation thereof.

         "Equivalent Amount" of any currency with respect to any amount of Dollars at any date shall mean the equivalent in such currency of such amount of Dollars, calculated on the basis of the arithmetical mean of the buy and sell spot rates of exchange of the Agent for such other currency at 11:00 a.m., London time, on the date on or as of which such amount is to be determined.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ERISA Group" means the Company, any Subsidiary and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with the Company or any Subsidiary, are treated as a single employer under Section 414 of the Internal Revenue Code.

         "euro" and/or "EUR" means the euro referred to in Council Regulation
(EC) No. 1103/97 dated June 17, 1997 passed by the Council of the European Union, or, if different, the then lawful single currency of the member states of the European Union that participate in the third stage of EMU.

         "Eurocurrency" means any Agreed Currency.

         "Eurocurrency Business Day" means any Domestic Business Day on which commercial banks are open for international business (including dealings in dollar deposits) in London.

         "Eurocurrency Lending Office" means, as to each Bank, its office, branch or affiliate located at its address set forth in its Administrative Questionnaire (or identified in its Administrative Questionnaire as its Eurocurrency Lending Office) or such other office, branch or affiliate of such Bank as it may hereafter designate as its Eurocurrency Lending Office by notice to the Company and the Agent.

         "Eurocurrency Loan" means a Loan to be made by a Bank which is to bear interest at the Eurocurrency Rate in accordance with the applicable Notice of Borrowing.

         "Eurocurrency Margin" means a rate per annum determined in accordance with the Pricing Schedule.

         "Eurocurrency Payment Office" of the Agent shall mean, for each of the Agreed Currencies, the office, branch, affiliate or correspondent bank of the Agent specified as the "Eurocurrency Payment Office" for such currency in
Schedule 1 hereto or such other office, branch, affiliate or correspondent bank of the Agent as it may from time to time specify to the Company, the relevant Borrowers and each Bank as its Eurocurrency Payment Office.

         "Eurocurrency Rate" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the sum of (i) the quotient of (a) the Eurocurrency Reference Rate applicable to such Interest Period, divided by (b) one minus the Eurocurrency Reserve Percentage, plus (ii) the Eurocurrency Margin.

         "Eurocurrency Reference Rate" means, with respect to a Eurocurrency Loan for the relevant Interest Period, the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Agreed Currency appearing on Reuters Screen FRBD as of 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period in the case of Eurocurrency Loans denominated in British Pounds Sterling), and having a maturity equal to such Interest Period, provided that, (i) if Reuters Screen FRBD is not available to the Agent for any reason, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the applicable British Bankers' Association Interest Settlement Rate for deposits in the applicable Agreed Currency as reported by any other generally recognized financial information service as of 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period in the case of Eurocurrency Loans denominated in British Pounds Sterling), and having a maturity equal to such Interest Period, and (ii) if no such British Bankers' Association Interest Settlement Rate is available, the applicable Eurocurrency Reference Rate for the relevant Interest Period shall instead be the rate determined by the Agent to be the rate at which Bank One offers to place deposits in the applicable Agreed Currency with first-class banks in the London interbank market at approximately 11:00 a.m. (London time) two Eurocurrency Business Days prior to the first day of such Interest Period (or on the first day of such Interest Period in the case of Eurocurrency Loans denominated in British Pounds Sterling), in the approximate amount of Bank One's relevant Eurocurrency Loan and having a maturity equal to such Interest Period, plus, in each case, for a Loan in Pounds Sterling, the Cost Rate.

         "Eurocurrency Reserve Percentage" means for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement for a member bank of the Federal Reserve System in New York City with deposits exceeding five billion dollars in respect of "Eurocurrency liabilities" (or in respect of any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

         "Event of Default" has the meaning set forth in Section 6.01.

         "Existing Credit Agreement" is defined in the first paragraph of this Agreement.

         "Federal Funds Effective Rate" means, for any day, the interest rate per annum (rounded upward, if necessary, to the nearest 1/100th of 1%) equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Domestic Business Day next succeeding such day, provided that (i) if such day is not a Domestic Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Domestic Business Day as so published on the next succeeding Domestic Business Day, and (ii) if no such rate is so published on such next succeeding Domestic Business Day, the Federal Funds Effective Rate for such day shall be the average rate quoted to Bank One from three Federal funds brokers of recognized standing selected it on such day on such transactions as determined by the Agent in its sole discretion.

         "Fiscal Quarter" means a fiscal quarter of the Company.

         "Fiscal Year" means a fiscal year of the Company.

         "Floating Rate" means, for any day, a rate per annum equal to the higher of (i) the Prime Rate for such day and (ii) the Federal Funds Effective Rate plus 1/2% per annum for such day.

         "Floating Rate Loan" means a Loan to be made by a Bank or the Swingline Lender which is to bear interest at the Floating Rate in accordance with the applicable Notice of Borrowing or otherwise pursuant to this Agreement.

         "High Quality Investment" means any investment in (i) direct obligations of the United States of America or any agency thereof, or obligations guaranteed by the United States of America or any agency thereof,
(ii) commercial paper rated at least A- I by S&P and at least P- I by Moody's or
(iii) time deposits with, including certificates of deposit issued by, any Bank which was a party to this Agreement on the Effective Date or any office located in the United States of America of any bank or trust company which is organized under the laws of the United States of America or any State thereof and has capital, surplus and undivided profits aggregating at least $500,000,000; provided in each case that such investment matures within six months from the date of acquisition thereof by the Company or a Subsidiary.

         "Interest Period" means: (1) with respect to each Eurocurrency Borrowing, the period commencing on the date of such Borrowing and ending one, two, three or six months thereafter (or such longer or shorter period requested by the Borrower and acceptable to all of the Banks), as the Borrower may elect in the applicable Notice of Borrowing; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Eurocurrency Business Day shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Eurocurrency Business Day,

                  (b) any Interest Period which begins on the last Eurocurrency Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Eurocurrency Business Day of a calendar month, and

                  (c) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date,

         (2) with respect to each Floating Rate Borrowing, the period commencing on the date of such Borrowing and ending 90 days thereafter or other mutually agreeable period acceptable between Agent and the Borrower; provided that:

                  (a) any Interest Period which would otherwise end on a day which is not a Domestic Business Day shall be extended to the next succeeding Domestic Business Day; and

                  (b) any Interest Period which would otherwise end after the Termination Date shall end on the Termination Date.

         "Joinder Agreement" means an agreement substantially in the form attached hereto as Exhibit E pursuant to which a Subsidiary Borrower agrees to be bound by the terms and conditions of this Agreement.

         "Lending Installation" means, with respect to a Bank or the Agent, the office, branch, subsidiary or affiliate of such Bank or the Agent with respect to each Agreed Currency listed on the administrative information sheets provided to the Agent in connection herewith or otherwise selected by such Bank or the Agent pursuant to Section 2.17.

         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or similar encumbrance of any kind in respect of such asset; provided that a subordination agreement shall not be deemed to create a Lien. For the purposes of this Agreement, the Company or any Consolidated Subsidiary shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other similar title retention agreement relating to such asset.

         "Loan" means a loan made by a Bank pursuant to Section 2.01.

         "Material Debt" means Debt (other than the Loans) of the Company and/or one or more of its Subsidiaries, arising in one or more related or unrelated transactions, in an aggregate outstanding principal amount exceeding $25,000,000.

         "Material Plan" has the meaning set forth in Section 6.01(i).

         "Moody's" has the meaning set forth in the Pricing Schedule.

         "Multiemployer Plan" means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

         "National Currency Unit" means the unit of currency (other than a euro unit) of each member state of the European Union that participates in the third stage of EMU.

         "Notes" means any promissory notes of the Borrowers, substantially in the form of Exhibit A hereto, evidencing the obligation of the Borrowers to repay the Loans, or the Swingline Note, as the case may be, and "Note" means any one of such promissory notes issued hereunder.

         "Notice of Borrowing" is defined in Section 2.02.

         "Parent" means, with respect to any Bank, any Person controlling such Bank.

         "Participant" has the meaning set forth in Section 9.06(b).

         "PBGC" means the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "Person" means an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "Plan" means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Internal Revenue Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

         "Pricing Schedule" means the Pricing Schedule attached hereto.

         "Prime Rate" means a rate per annum equal to the prime rate of interest announced from time to time by Bank One or its Parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

         "Prior Plan" means at any time (i) any Plan which at such time is no longer maintained or contributed to by any member of the ERISA Group or (ii) any Multiemployer Plan to which no member of the ERISA Group is at such time any longer making contributions or, pursuant to an applicable collective bargaining agreement, accruing an obligation to make contributions.

         "Refunding Borrowing" means a Borrowing which, after application of the proceeds thereof, results in no net increase in the aggregate outstanding principal amount of the Loans made by any Bank.

         "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "Required Banks" means at any time Banks having more than 50% of the aggregate amount of the Commitments or, if the Commitments shall have terminated, holding more than 50% of the aggregate unpaid principal amount of the Loans.

         "S&P" has the meaning set forth in the Pricing Schedule.

         "Significant Subsidiaries" means any Subsidiary Borrower or any one or more Subsidiaries which, if considered in the aggregate as a single Subsidiary, would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Exchange Act of 1934. For purposes of this Agreement, a type of event shall not be deemed to have occurred with respect to Significant Subsidiaries unless such type of event has occurred with respect to each of the Subsidiaries required to be included to constitute "Significant Subsidiaries" as defined in the preceding sentence.

         "Subsidiary" means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time owned by the Company or by the Company and one or more Subsidiaries or by one or more Subsidiaries.

         "Subsidiary Borrower" means each Wholly-Owned Subsidiary of the Company incorporated or formed in any jurisdiction other than any State of the United States of America that has become a party to this Agreement by executing and delivering to the Agent a Joinder Agreement and satisfying each of the conditions precedent set forth therein.

         "Swingline Amount" is defined in Section 2.01(b).


         "Swingline Lender" means Bank One.


         "Swingline Loan" means any borrowing made by the Swingline Lender pursuant to Section 2.01(b) and, if requested by the Swingline Lender, evidenced by the Swingline Note.


         "Swingline Note" means any promissory note of the Company evidencing the Swingline Loans, in substantially the same form as Exhibit B hereto, as amended or modified at the time such Swingline Loan is made to the Company.


         "Syndication Agent" shall mean either of the Syndication Agents named in the first paragraph of this Agreement.

         "Termination Date" means the date 364 days after the Effective Date or, if such day is not a Eurocurrency Business Day, the next preceding Eurocurrency Business Day.

         "Treaty on European Union" means the Treaty of Rome of March 25, 1957, as amended by the Single European Act 1986 and the Maastricht Treaty (which was signed at Maastricht on February 7, 1992 and came into force on November 1, 1993, as amended from time to time.

         "Unfunded Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the value of all benefit liabilities under such Plan, determined on a plan termination basis using the assumptions prescribed by the PBGC for purposes of Section 4044 of ERISA, exceeds (ii) the fair market value of all Plan assets allocable to such liabilities under Title IV of ERISA (excluding any accrued but unpaid contributions), all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the ERISA Group to the PBGC or any other Person under Title IV of ERISA.

         "Wholly-Owned Subsidiary" of a Person means (i) any Subsidiary all of the outstanding voting securities of which shall at the time be owned or controlled, directly or indirectly, by such Person or one or more Wholly-Owned Subsidiaries of such Person, or by such Person and one or more Wholly-Owned Subsidiaries of such Person, or (ii) any partnership, limited liability company, association, joint venture or similar business organization 100% of the ownership interests having ordinary voting power of which shall at the time be so owned or controlled.


         SECTION 1.02. Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with generally accepted accounting principles as in effect from time to time, applied on a basis consistent (except for changes concurred in by the Company's independent public accountants) with the most recent audited consolidated financial statements of the Company and its Consolidated Subsidiaries delivered to the Banks; provided that, if the Company notifies the Agent that the Company wishes to amend any covenant in Article 5 to eliminate the effect of any change in generally accepted accounting principles on the operation of such covenant (or if the Agent notifies the Company that the Required Banks wish to amend
Article 5 for such purpose), then the Company's compliance with such covenant shall be determined on the basis of generally accepted accounting principles in effect immediately before the relevant change in generally accepted accounting principles became effective, until either such notice is withdrawn or such covenant is amended in a manner satisfactory to the Company and the Required Banks.


         SECTION 1.03. Types of Borrowings. The term "Borrowing" denotes the aggregation of Loans of one or more Banks to be made to a Borrower pursuant to
Article 2 on a single date and for a single Interest Period. Borrowings are classified for purposes of this Agreement as "types" of Borrowings either by reference to the pricing of the Loans comprising such Borrowing (e.g., a "Eurocurrency Borrowing" is a Borrowing comprised of Eurocurrency Loans) or by reference to the provisions of Article 2 under which participation therein is determined (e.g., a "Borrowing" is a Borrowing under Section 2.01(a) in which all Banks participate in proportion to their Commitments).


                                    ARTICLE 2

                                   THE CREDITS

         SECTION 2.01. (a) Borrowings. Each Bank severally agrees, on the terms and conditions set forth in this Agreement, to make loans to the Company or any Subsidiary Borrower pursuant to this Section from time to time on and after the Effective Date to but excluding the Termination Date in any Agreed Currency; provided that (i) the aggregate principal Dollar Amount of the Loans made by such Bank at any one time outstanding shall not exceed the amount of its Commitment at that time, (ii) Floating Rate Loans shall only be made in Dollars, and (iii) Loans made to Subsidiary Borrowers shall be made only in Agreed Currencies other than Dollars. Each Borrowing under this Section shall be in an aggregate principal amount of $10,000,000 or any larger multiple of $1,000,000 (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars, and except that any such Borrowing may be in the aggregate amount available in accordance with Section 3.02(b)) and shall be made from the several Banks ratably in proportion to their respective Commitments. Within the foregoing limits, the Borrowers may borrow under this Section, repay, or to the extent permitted by Section 2.10, prepay Loans and reborrow at any time under this Section. Amounts repaid pursuant to Section 8.02 shall not be reborrowed except as provided therein.

         (b) Swingline Loans. (i) Subject to the terms and conditions of this Agreement, the Swingline Lender agrees to make Swingline Loans to the Company or any Subsidiary Borrower from time to time on any Domestic Business Day (if such Swingline Loan is denominated in Dollars) or on any Eurocurrency Business Day (if such Swingline Loan is denominated in an Agreed Currency other than Dollars) during the period on and after the Effective Date to but excluding the Termination Date in any Agreed Currency in the aggregate principal Dollar Amount not to exceed the lesser of (A) $50,000,000 (the "Swingline Amount") and (B) the unused portion of the Aggregate Commitment as of such Business Day, provided, however that Swingline Loans to Subsidiary Borrowers shall not be made in Dollars. Each Swingline Loan shall be in a principal amount of $1,000,000 or any integral multiple thereof, or if denominated in an Agreed Currency other than Dollars, the Approximate Equivalent Amount or such other minimum amounts and multiples as the Swingline Lender shall determine. Each Bank's Commitment shall be deemed utilized by an amount equal to such Bank's Commitment Percentage of each Swingline Loan for purposes of determining the amount of Loans required to be made by such Bank. Each Swingline Loan shall bear interest at the Floating Rate or such other rate as shall be agreed between the relevant Borrower and the Swingline Lender at the time such Swingline Loan is made. If any Swingline Loan made in Dollars is not repaid by the Company on the date when due, each Bank will make available a Borrowing the proceeds of which will be used to repay the Swingline Loan.

         (ii) The Swingline Lender may at any time in its sole and absolute discretion require that any Swingline Loan be refunded by a Borrowing in Dollars to the Company from the Banks, and upon written notice thereof by the Swingline Lender to the Agent, the Banks, the relevant Borrower and the Company, the Company shall be deemed to have requested a Borrowing in an amount equal to the Dollar Amount of such Swingline Loan and such Borrowing shall be made to refund such Swingline Loan. Any Swingline Loan outstanding in an Agreed Currency other than Dollars shall, upon the giving of such notice by the Swingline Lender, immediately and automatically be converted to and redenominated in Dollars equal to the Equivalent Amount of each such Swingline Loan determined as of the date of such conversion. Each Bank shall be absolutely and unconditionally obligated to fund its Commitment Percentage of such Borrowing or, if applicable, to purchase a participation interest in the Swingline Loans pursuant to Section 2.01(b)(iii) and such obligation shall not be affected by any circumstance, including, without limitation, (A) any set-off, counterclaim, recoupment, defense or other right which such Bank has or may have against the Swingline Lender, the Agent or the Company or any of its Subsidiaries or anyone else for any reason whatsoever (including without limitation any failure to comply with the requirements of Section 3.02, other than the Swingline Lender making a Swingline Loan when it had actual knowledge of the existence of a Default); (B) the occurrence or continuance of a Default, subject to Section 2.01(b)(iii); (C) any adverse change in the condition (financial or otherwise) of the Company or any of its Subsidiaries; (D) any breach of this Agreement by the Company or any Subsidiary Borrower or any other Bank; or (E) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing (including without limitation the Company's failure to satisfy any conditions contained in
Article IV or any other provision of this Agreement, so long as the Swingline Lender did not have any specific written notice from the Company or a Lender that the conditions to making a Swingline Loan were not satisfied at the time such Swingline Loan was made).

         (iii) If, for any reason (including without limitation as a result of the occurrence of a Default with respect to the Company pursuant to Sections 6.01(g) or (h)) Loans may not be made by the Banks as described in Section 2.01(b)(ii), then (A) the relevant Borrower agrees that each Swingline Loan not paid pursuant to Section 2.01(b)(ii) shall bear interest, payable on demand by the Swingline Lender, at the rate per annum equal to the sum of 2% plus the Floating Rate, (B) the Borrowers agree that each Swingline Loan outstanding in an Agreed Currency other than Dollars shall be immediately and automatically converted to and redenominated in Dollars equal to the Equivalent Amount of such Swingline Loan determined as of the date of such conversion, and (C) effective on the date each such Loan would otherwise have been made, each Bank severally agrees that it shall unconditionally and irrevocably, without regard to the occurrence of any Default, in lieu of deemed disbursement of loans, to the extent of such Bank's Commitment, purchase a participation interest in the Swingline Loans by paying its Commitment Percentage thereof, provided, however, that no Bank shall be obligated to purchase such participation in a Swingline Loan made by the Swingline Lender when it had actual knowledge of the existence of a Default. Each Bank will immediately transfer to the Swingline Lender, in same day funds, the amount of its participation. Each Bank shall share based on its Commitment Percentage in any interest which accrues thereon and in all repayments thereof. If and to the extent that any Bank shall not have so made the amount of such participating interest available to the Swingline Lender, such Bank and the Company severally agree to pay to the Swingline Lender forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swingline Lender until the date such amount is paid to the Swingline Lender, at (x) in the case of the Company, at the interest rate specified above and (y) in the case of such Bank, the Federal Funds Effective Rate for the first three days and at the interest rate specified above thereafter.

         SECTION 2.02. Notice of Borrowing. Each Borrower shall give the Agent notice substantially in the form of Exhibit F (a "Notice of Borrowing") not later than 10:00 A.M. (Detroit time) on (x) the date of each Floating Rate Borrowing, (y) the third Eurocurrency Business Day before each Eurocurrency

Borrowing in Dollars, and (z) the fourth Eurocurrency Business Day before each Eurocurrency Borrowing in an Agreed Currency other than Dollars, specifying:

                  (a) the date of such Borrowing, which shall be a Domestic Business Day in the case of a Domestic Borrowing or a Eurocurrency Business Day in the case of a Eurocurrency Borrowing,

                  (b) the aggregate amount and Agreed Currency of such Borrowing,

                  (c) whether the Loans comprising such Borrowing are to be Floating Rate Loans or Eurocurrency Loans, and

                  (d) in the case of a Eurocurrency Borrowing, the duration of the Interest Period applicable thereto, subject to the provisions of the definition of Interest Period.

         The Company shall give the Swingline Lender notice of its request for each Swingline Loan substantially in the form of Exhibit F-1 (a "Notice of Swingline Borrowing") not later than 1:00 p.m. Detroit time on the same Business Day such Swingline Loan in Dollars is requested to be made, and not later than the time agreed upon by the Company and the Swingline Lender with respect to any other Swingline Loan. The Agent will make the Swingline Loans available to the Company at its relevant Eurocurrency Payment Office.

         SECTION 2.03.  Notice to Banks; Funding of Loans.

         (a) Upon receipt of a Notice of Borrowing, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's share (if any) of such Borrowing and such Notice of Borrowing shall not thereafter be revocable by the Borrower.

         (b) Not later than 12:00 Noon (Detroit time) on the date of each Borrowing in Dollars, and not later than 12:00 Noon (London time) on the date of each Borrowing in an Agreed Currency other than Dollars, each Bank participating therein shall (except as provided in subsection (c) of this Section) make available its share of such Borrowing, in Federal or other funds immediately available in Detroit or London, as the case may be, to the Agent at its relevant address referred to in Section 9.01 or otherwise specified in writing by the Agent to the Banks. Unless the Agent determines that any applicable condition specified in Article 3 has not been satisfied, the Agent will make the funds so received from the Banks available to the relevant Borrower at the Agent's aforesaid address.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower requesting such Loan is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by such Borrower to the Agent as provided in Section 2.11, as the case may be.

         (d) Unless the Agent shall have received notice from a Bank prior to the time of any Borrowing that such Bank will not make available to the Agent such Bank's share of such Borrowing, the Agent may assume that such Bank has made such share available to the Agent on the date of such Borrowing in accordance with subsections (b) and (c) of this Section and the Agent may, in reliance upon such assumption, make available to the relevant Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Agent, such Bank and the relevant Borrower severally agree to repay to the Agent forthwith on demand such corresponding amount together with interest thereon, for each day from the date such amount is made available to such Borrower until the date such amount is repaid to the Agent, at
(i) in the case of the Borrower, a rate per annum equal to the higher of the Federal Funds Effective Rate and the interest rate applicable thereto pursuant to Section 2.06 and (ii) in the case of such Bank, the Federal Funds Effective Rate. If such Bank shall repay to the Agent such corresponding amount, such amount so repaid shall constitute such Bank's Loan included in such Borrowing for purposes of this Agreement. Nothing in this Section 2.03(d) shall relieve such Bank or any other Bank of its obligation to make its share of each Borrowing available to the Agent in accordance with the terms of this Agreement.

         (e) Floating Rate Loans shall continue as Floating Rate Loans unless and until such Floating Rate Loans are converted into Eurocurrency Loans pursuant to this Section 2.03(e) or are repaid in accordance with Section 2.10. Each Eurocurrency Loan shall continue as a Eurocurrency Loan until the end of the then applicable Interest Period therefor, at which time:



          (i) each such Eurocurrency Loan denominated in Dollars shall be automatically converted into a Floating Rate Loan unless (x) such Eurocurrency Loan is or was repaid in accordance with
                  Section 2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Loan either continue as a Eurocurrency Loan for the same or another Interest Period or be converted into a Floating Rate Loan; and

          (ii) each such Eurocurrency Loan not denominated in Dollars shall automatically continue as a Eurocurrency Loan in the same Agreed Currency with an Interest Period of one month unless
                  (x) such Eurocurrency Loan is or was repaid in accordance with
                  Section 2.10 or (y) the relevant Borrower shall have given the Agent a Conversion/Continuation Notice (as defined below) requesting that, at the end of such Interest Period, such Eurocurrency Loan continue as a Eurocurrency Loan for the same or another Interest Period.

         Subject to the terms of Section 2.01(a), the Borrowers may elect from time to time to convert all or any part of a Loan of any type into any other type or types of Loans denominated in the same or any other Agreed Currency; provided that any conversion of any Eurocurrency Loan shall be made on, and only on, the last day of the Interest Period applicable thereto. The relevant Borrower shall give the Agent irrevocable notice (a "Conversion/Continuation Notice") of each conversion or continuation of a Loan not later than 10:00 a.m. (Detroit time) at least one Domestic Business Day, in the case of a conversion into or continuation of a Floating Rate Loan, three Eurocurrency Business Days, in the case of a conversion into or continuation of a Eurocurrency Loan denominated in Dollars, or four Eurocurrency Business Days, in the case of a conversion into or continuation of a Eurocurrency Loan denominated in an Agreed Currency other than Dollars, prior to the date of the requested conversion or continuation, specifying:

                  A. the requested date, which shall be a Domestic Business Day or in the case of a conversion into or continuation of a Eurocurrency Loan, a Eurocurrency Business Day, of such conversion or continuation, and

                  B. the Agreed Currency, amount and type(s) of Loan(s) into which such Loan is to be converted or continued and, in the case of a conversion into or continuation of a Eurocurrency Loan, the duration of the Interest Period applicable thereto.

         SECTION 2.04. Noteless Agreement; Evidence of Indebtedness. (a) Each Bank shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of each Borrower to such Bank resulting from each Loan made by such Bank from time to time, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

         (b) The Agent shall also maintain accounts in which it will record (a) the amount of each Loan made hereunder, the type thereof and the Interest Period with respect thereto, (b) the amount of any principal or interest due and payable or to become due and payable from each Borrower to each Bank hereunder and (c) the amount of any sum received by the Agent hereunder from each Borrower and each Bank's share thereof.

         (iii) The entries maintained in the accounts maintained pursuant to paragraphs (a) and (b) above shall be prima facie evidence of the existence and amounts of the Loans (including the principal and interest owing) therein recorded; provided, however, that the failure of the Agent or any Bank to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans (including the principal and interest owing) in accordance with their terms.

         (iv) Any Bank or the Swingline Lender may request that its Loans be evidenced by a Note. In such event, each Borrower requested by such Bank or the Swingline Lender shall prepare, execute and deliver to such Bank or Swingline Lender, as the case may be, a Note payable to the order of such Bank or Swingline Lender in substantially the form of Exhibit A in the case of any Bank or the form of Exhibit B in the case of the Swingline Lender. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after any assignment pursuant to this Agreement) be represented by one or more Notes payable to the order of the payee named therein or any assignee pursuant to this Agreement, except to the extent that any such Bank or assignee subsequently returns any such Note for cancellation and requests that such Loans once again be evidenced as described in paragraphs (a) and (b) above.

         SECTION 2.05. Maturity of Loans. Each Loan included in any Borrowing shall mature, and the principal amount thereof shall be due and payable, on the last day of the Interest Period applicable to such Borrowing.

         SECTION 2.06. Interest Rates. (a) Each Floating Rate Loan shall bear interest on the outstanding principal amount thereof, for each day from the date such Loan is made until it becomes due, at a rate per annum equal to the Floating Rate for such day. Such interest shall be payable for each Interest Period on the last day thereof. Any overdue principal of or overdue interest on any Floating Rate Loan shall bear interest, payable on demand, for each day until paid at a rate per annum equal to the sum of 2% plus the Floating Rate for such day.

         (b) Each Eurocurrency Loan shall bear interest on the outstanding principal amount thereof, for each day during the Interest Period applicable thereto, at a rate per annum equal to the Eurocurrency Rate. Such interest shall be payable for each Interest Period on the last day thereof and, if such Interest Period is longer than three months, at intervals of three months after the first day thereof.

         (c) Any overdue principal of or interest on any Eurocurrency Loan shall bear interest, payable on demand, for each day from and including the date payment thereof was due to but excluding the date of actual payment, at a rate per annum equal to the sum of 2% plus the higher of (i) the Eurocurrency Rate applicable to such Loan prior to its maturity and (ii) the Eurocurrency Rate which would be applicable to a Eurocurrency Loan to the relevant Borrower hereunder made on such date for a period of one day (or, if such amount due remains unpaid more than three Eurocurrency Business Days, then for such other period of time not longer than six months as the Agent may elect), (or, if the circumstances described in Section 8.01 shall exist, at a rate per annum equal to the sum of 2% plus the Floating Rate for such day).

         (d) The Agent shall determine each interest rate applicable to the Loans hereunder. The Agent shall give prompt notice to the relevant Borrowers and the participating Banks by telex or cable of each rate of interest so determined, and its determination thereof shall be conclusive in the absence of manifest error (provided that the determination of such amount or amounts is made on a reasonable basis).

         SECTION 2.07. Facility Fees and Utilization Fees. The Company shall pay to the Agent, for the account of the Banks ratably in proportion to their Commitments, a facility fee calculated for each day at the facility fee rate for such day determined in accordance with the Pricing Schedule. Such facility fee shall accrue for each day (i) from and including the Effective Date to but excluding the Termination Date (or earlier date of termination of the Commitments in their entirety), on the Aggregate Commitment (whether used or unused) in effect on such day and (ii) from and including such date of termination of the Commitments to but excluding the date the Loans shall be repaid in their entirety, on the aggregate principal amount of the Loans outstanding on such day. Fees accrued under this Section shall be payable quarterly on the date fifteen days after the last day of each March, June, September and December and upon the termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety). For each day on which the aggregate principal amount of outstanding Loans (other than Swingline Loans) exceeds 25% but does not exceed 50% of the Aggregate Commitment, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Loans for the ratable benefit of the Banks. For each day on which the aggregate principal amount of outstanding Loans (other than Swingline Loans) exceeds 50% of the Aggregate Commitment, a utilization fee at the per annum rate set forth on the Pricing Schedule will accrue on the aggregate principal amount of outstanding Loans for the ratable benefit of the Banks. No utilization fee shall accrue on the Swingline Loans. Such utilization fees shall be payable in arrears on the date fifteen days after the last day of each March, June, September and December until the termination of the Commitments in their entirety (and, if later, the date the Loans shall be repaid in their entirety).

         SECTION 2.08. Optional Termination or Reduction of Commitments. (a) The Company may, upon at least three Eurocurrency Business Days' notice to the Agent, (i) terminate the Commitments at any time, if no Loans are outstanding at such time, or (ii) ratably reduce from time to time by an aggregate amount of $10,000,000 or any larger multiple of $1,000,000, the aggregate amount of the Commitments in excess of the aggregate outstanding principal amount of the Loans.

         (b) Upon receipt of a notice of termination or reduction pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of the new amount (if any) of such Bank's Commitment and such notice shall not thereafter be revocable by the Company.

         SECTION 2.09. Mandatory Termination of Commitments. The Commitments shall terminate on the Termination Date, and any Loans then outstanding (together with accrued interest thereon) shall be due and payable on such date.

         SECTION 2.10. Prepayments. (a) The Borrowers (i) may prepay any Floating Rate Borrowing at any time without penalty on the same day or (ii) upon at least three Eurocurrency Business Days' notice to the Agent, subject to
Section 2.12, prepay any Eurocurrency Borrowing, in whole at any time, or from time to time in part in amounts aggregating $10,000,000 or any larger multiple of $1,000,000 (or the Approximate Equivalent Amounts if denominated in an Agreed Currency other than Dollars), by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing.

         (b) Upon receipt of a notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share (if any) of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         (c) The Agent will determine the Dollar Amount of:

             (i) each Eurocurrency Borrowing as of the date two Eurocurrency Business Days prior to the Borrowing Date or, if applicable, date of conversion/continuation of such Borrowing, and

             (ii) all outstanding Borrowings on and as of the last Eurocurrency Business Day of each quarter and on any other Eurocurrency Business Day elected by the Agent in its discretion or upon instruction by the Required Banks.

Each day upon or as of which the Agent determines Dollar Amounts as described in the preceding clauses (i) and (ii) is herein described as a "Computation Date" with respect to each Borrowing for which a Dollar Amount is determined on or as of such day. If at any time the Dollar Amount (calculated, with respect to those Loans denominated in Agreed Currencies other than Dollars, as of the most recent Computation Date with respect to each such Loan) of (A) the aggregate principal amount of all outstanding Loans exceeds the Aggregate Commitment, or (B) the aggregate principal amount of all outstanding Swingline Loans exceeds the Swingline Amount, the Borrowers shall immediately repay Loans in an aggregate principal amount sufficient to eliminate any such excess.

         SECTION 2.11. General Provisions as to Payments. (a) The Borrowers shall make each payment of principal of, and interest on, the Loans and of fees hereunder, not later than 1:00 pm (local time) in the relevant currency on the date when due to the Agent at its address referred to in Section 9.01 or at any other Lending Installation of the Agent with respect to such obligation as specified in writing by the Agent to the Borrowers. Whenever any payment of principal of, or interest on, the Floating Rate Loans or of fees shall be due on a day which is not a Domestic Business Day, the date for payment thereof shall be extended to the next succeeding Domestic Business Day. Whenever any payment of principal of, or interest on, the Eurocurrency Loans shall be due on a day which is not a Eurocurrency Business Day, the date for payment thereof shall be extended to the next succeeding Eurocurrency Business Day unless such Eurocurrency Business Day falls in another calendar month, in which case the date for payment thereof shall be the next preceding Eurocurrency Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

         (b) Unless the Agent shall have received notice from the relevant Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Agent may assume that such Borrower has made such payment in full to the Agent on such date and the Agent may, in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that such Borrower shall not have so made such payment, each Bank shall repay to the Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Agent, at the Federal Funds Rate for the first three days and at the Floating Rate thereafter.

         (c) Each Loan shall be repaid and each payment of interest thereon shall be paid in the currency in which such Loan was made or, where such currency has converted to the euro, in the euro. All payments required to be made by the Borrowers in Dollars hereunder will be made in immediately available funds and all payments required to be made by the Borrowers in a currency other than Dollars will be made in the required currency and in same day or such other funds as the Agent may determine to be customary for the settlement of deposits in such currency at its Eurocurrency Payment Office for such currency and shall be applied ratably by the Agent among the Banks. Each payment delivered to the Agent for the account of any Bank shall be delivered promptly by the Agent to such Bank in the same type of funds that the Agent received at, (a) with respect to Floating Rate Loans and Eurocurrency Loans denominated in Dollars, its address specified pursuant to Article 9.01 or at any Lending Installation specified in a notice received by the Agent from such Bank and (b) with respect to Eurocurrency Loans denominated in an Agreed Currency other than Dollars, in the funds received from the Borrower at the address of the Agent's Eurocurrency Payment Office for such currency. The Agent is hereby authorized to charge any account of the relevant Borrower designated by such Borrower as the account from which payments are to be made and maintained with Bank One or any of its affiliates for each payment of principal, interest and fees as it becomes due hereunder.

         (d) Subject to Section 2.14, all payments of principal of and interest on the Loans and other amounts payable by the Borrowers to any Bank hereunder shall be made by the Borrowers without setoff, deduction or counterclaim and, subject to the next succeeding sentence, free and clear of, and without deduction or withholding for, or on account of, any present or future taxes, levies, imposts, duties, fees, assessments, or other charges of whatever nature, imposed by any governmental authority, or by any department, agency or other political subdivision or taxing authority. Subject to Section 2.14, if any such taxes, levies, imposts, duties, fees, assessments or other charges are imposed, the relevant Borrower will pay such additional amounts as may be necessary so that payment of principal of and interest on the Loans and other amounts payable hereunder, after withholding or deduction for or on account thereof, will not be less than any amount provided to be paid hereunder.

         SECTION 2.12. Funding Losses. If any Borrower makes any payment of principal with respect to any Eurocurrency Loan (pursuant to Section 2.10, Article 6, Article 8 or otherwise) on any day other than the last day of the Interest Period applicable thereto, or if any Borrower fails to borrow any Eurocurrency Loan after notice has been given to any Bank in accordance with
Section 2.03(a) or if any Borrower fails to prepay any Eurocurrency Loan after notice has been given to any Bank in accordance with Section 2.10(b), such Borrower shall reimburse each Bank within 15 days after demand for any resulting loss or expense incurred by it (or by an existing or prospective Participant in the related Loan), including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties, but excluding loss of margin for the period after any such payment or failure to borrow, provided that such Bank shall have delivered to such Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error, provided that the determination of such loss or expense is made on a reasonable basis.

         SECTION 2.13. Computation of Interest and Fees. Interest on Floating Rate Loans hereunder shall be computed on the basis of a year of 365 days (or 366 days in a leap year) and paid for the actual number of days elapsed (including the first day but excluding the last day). Interest on Loans denominated in British Pounds Sterling hereunder shall be computed on the basis of a year of 365 days and paid for the actual number of days elapsed (including the first day but excluding the last day). All other interest and fees shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed (including the first day but excluding the last day).

           SECTION 2.14. Withholding Tax Exemption. (a) At least five Domestic Business Days prior to the first date on which interest or fees are payable hereunder for the account of any Bank, each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it will deliver to each of the Company and the Agent two duly completed copies of United States Internal Revenue Service Form 1001 or 4224 and Form W-8 or W-9 and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms), certifying in either case that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes. Each Bank which so delivers a Form 1001 or 4224 and a Form W-8 or W-9 and any additional forms necessary for claiming complete exemption from United States withholding taxes (or any successor or substitute forms) further undertakes to deliver to each of the Company and the Agent two additional copies of such forms (or any successor or substitute forms) on or before the date that such form expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent form so delivered by it, and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Company or the Agent to the extent it may lawfully do so, in each case certifying that such Bank is entitled to receive payments under this Agreement and the Loans without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Company and the Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax.

         (b) Each Bank which is neither a resident of the United Kingdom nor a bank carrying on a bona fide banking business in the United Kingdom agrees to furnish, on or before the date such Bank makes a Loan to any Borrower in the United Kingdom or denominated in British Pounds Sterling, to the Agent and the relevant Borrower evidence satisfactory to the Agent and such Borrower that such Bank has filed with the United Kingdom Inland Revenue a "Claim on Behalf of a United States Domestic Corporation to Relief from United Kingdom Income Tax on Interest and Royalties Arising in the United Kingdom" or other appropriate form or forms of exemption from withholding tax and received from the Inland Revenue authority that payments to such Bank by such Borrower hereunder may be made gross; provided that such Bank's failure to furnish such evidence shall not relieve such Borrower of any of its obligations under this Agreement, except as otherwise provided in this Section 2.14.

         (c) For any period with respect to which a Bank has failed to provide the Company, the Agent or the relevant Borrower with the appropriate form as required by the foregoing subsections (unless such failure is due to a change in treaty, law or regulation occurring after the date on which such form originally was required to be provided), such Bank shall not be entitled to compensation pursuant to the last sentence of Section 2.11(d).

         SECTION 2.15. Application of Interest Rates and Fees. Interest and fees shall accrue on and after the Effective Date at the rates described in Sections
2.06 and 2.07. Interest and fees (including commitment fees) for all periods prior to the Effective Date shall be calculated and paid in accordance with the Existing Credit Agreement.

         SECTION 2.16. Judgment Currency. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from any Borrower hereunder in the currency expressed to be payable herein (the "specified currency") into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Agent could purchase the specified currency with such other currency at the Agent's main Chicago office on the Eurocurrency Business Day preceding that on which final, non-appealable judgment is given. The obligations of such Borrower in respect of any sum due to any Bank or the Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Eurocurrency Business Day following receipt by such Bank or the Agent (as the case may be) of any sum adjudged to be so due in such other currency such Bank or the Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Bank or the Agent, as the case may be, in the specified currency, such Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Bank or the Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Bank or the Agent, as the case may be, in the specified currency and (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 9.04, such Bank or the Agent, as the case may be, agrees to remit such excess to such Borrower.

         SECTION 2.17 Lending Installations. Each Bank will book its Loans at the appropriate Lending Installation listed on the administrative information sheets provided to the Agent in connection herewith or such other Lending Installation designated by such Bank in accordance with the penultimate sentence of this Section 2.17. All terms of this Agreement shall apply to any such Lending Installation and the Loans and any Notes issued hereunder shall be deemed held by each Bank for the benefit of any such Lending Installation. Each Bank may, by written notice to the Agent and the Borrowers in accordance with
Article 9, designate replacement or additional Lending Installations through which Loans will be made by it and for whose account Loan payments are to be made. To the extent reasonably possible, each Bank shall designate a Lending Installation to reduce any liability of a Borrower to such Bank under Article 8, so long as such designation is not disadvantageous to such Bank in any material respect.


                                    ARTICLE 3

                                   CONDITIONS

         SECTION 3.01. Effectiveness. This Agreement shall become effective on the date it is signed by all parties hereto, provided the neither the Company nor any Subsidiary Borrower may obtain funding of any Loans hereunder until the date (the "Effective Date") which is the later of March 27, 2000 or the date on which each of the following conditions shall have been satisfied (or waived in accordance with Section 9.05):

         (a) receipt by the Agent of counterparts hereof signed by each of the parties hereto (or, in the case of any party as to which an executed counterpart shall not have been received, receipt by the Agent in form satisfactory to it of facsimile or other written confirmation from such party that it has executed a counterpart hereof);

         (b) receipt by the Agent of an opinion of John R. Leekley, Senior Vice President-General Counsel of the Company, substantially in the form of Exhibit C hereto and covering such additional matters relating to the transactions contemplated hereby as the Required Banks may reasonably request;

         (c) receipt by the Agent of a certificate of a duly authorized officer of the Company, dated the Effective Date, certifying that (i) as of such date no Default shall have occurred and be continuing and (ii) as of such date the representations and warranties of the Company contained in this Agreement are true in all material respects;

         (d) receipt by the Agent of all documents it may reasonably request relating to the existence of the Company, the corporate authority for and the validity of this Agreement and the Loans, and any other matters relevant hereto, all in form and substance satisfactory to the Agent; and

         (e) payment in full of all amounts outstanding under the Existing Credit Agreement.

        SECTION 3.02. All Borrowings. The obligation of any Bank to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

         (a)   receipt by the Agent of a Notice of Borrowing as required by
Section 2.02;

         (b) the fact that, immediately after such Borrowing, the aggregate outstanding Dollar Amount of the Loans will not exceed the Aggregate Commitment;

         (c) the fact that, immediately before and after such Borrowing, (i) in the case of a Refunding Borrowing, no Event of Default shall have occurred and be continuing and (ii) in the case of any other Borrowing, no Default shall have occurred and be continuing; and

         (d) the fact that the representations and warranties of the Borrowers contained in this Agreement or any Joinder Agreement (except, in the case of a Refunding Borrowing, the representations and warranties set forth in Sections 4.04(c), 4.05, 4.06 (other than clause (i) thereof), 4.07 and 4.10) shall be true in all material respects on and as of the date of such Borrowing. Each Borrowing hereunder shall be deemed to be a representation and warranty by the Borrower requesting such Borrowing on the date of such Borrowing as to the facts specified in clauses (b), (c) and (d) of this Section.

         SECTION 3.03. Consequences of Effectiveness. On the Effective Date the Existing Credit Agreement will be amended and restated to read in full as set forth herein and the promissory notes of the Company delivered pursuant thereto will become void, all without further action by any of the parties thereto. Notwithstanding such amendment and restatement of the Existing Credit Agreement, the rights and obligations of the parties thereto with respect to the period prior to the Effective Date will continue to be governed by the provisions thereof.


                                    ARTICLE 4

                         REPRESENTATIONS AND WARRANTIES

         The Company represents and warrants that:

         SECTION 4.01. Corporate Existence and Power. The Company and its Domestic Subsidiaries are corporations duly incorporated, validly existing and in good standing under the laws of their respective states of incorporation, and have all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on their businesses, considered as a whole, substantially as now conducted.

         SECTION 4.02. Corporate and Governmental Authorization; No Contravention. The execution, delivery and performance by the Company of this Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the certificate of incorporation or by-laws of the Company or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries.

         SECTION 4.03. Binding Effect. This Agreement constitutes a valid and binding agreement of the Company and the Notes, when executed and delivered in accordance with this Agreement, will constitute valid and binding obligations of the Company.

         SECTION 4.04.  Financial Information.

         (a) The consolidated balance sheet of the Company and its Consolidated Subsidiaries as of December 31, 1998 and the related consolidated statements of income and cash flows for the Fiscal Year then ended, reported on by PricewaterhouseCoopers LLP and set forth in the Company's 1998 Form 10-K, a copy of which has been delivered to each of the Banks, fairly present, in conformity with generally accepted accounting principles, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and the consolidated results of their operations and their cash flows for such Fiscal Year.

         (b) The unaudited condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of September 30, 1999 and the related unaudited condensed statements of consolidated income and consolidated cash flows for the three months then ended, set forth in the Company's quarterly report for the fiscal quarter ended September 30, 1999 as filed with the Securities and Exchange Commission on Form 10-Q, a copy of which has been delivered to each of the Banks, fairly present, on a basis consistent with the financial statements referred to in subsection (a) of this Section, the consolidated financial position of the Company and its Consolidated Subsidiaries as of such date and their consolidated results of operations and cash flows for such three-month period (subject to normal year-end adjustments).

         (c) There has been no material adverse change since September 30, 1999 in the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, as reflected in the financial statements referred to in subsection (b) of this Section.

        SECTION 4.05. Litigation. There is no action, suit or proceeding pending against, or to the knowledge of the Company threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in the reasonable opinion of the Company, is likely to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of this Agreement or the Notes.

         SECTION 4.06. Compliance with ERISA. Each member of the ERISA Group (i) has fulfilled its obligations under the minimum funding standards of ERISA and the Internal Revenue Code with respect to each Plan and (ii) is in compliance in all material respects with the presently applicable provisions of ERISA and the Internal Revenue Code with respect to each Plan. No member of the ERISA Group has (x) sought a waiver of the minimum funding standard under Section 412 of the Internal Revenue Code in respect of any Plan, (y) failed to make any contribution or payment to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement, or made any amendment to any Plan or Benefit Arrangement, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Internal Revenue Code, in each case securing an amount greater than $10,000,000 or (z) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA which could materially adversely affect the business, consolidated financial position or consolidated results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.07. Environmental Matters. In the ordinary course of its business, the Company conducts appropriate reviews of the effect of Environmental Laws on the business, operations and properties of the Company and its Subsidiaries, in the course of which it identifies and evaluates pertinent liabilities and costs (including, without limitation, capital or operating expenditures required for clean-up or closure of properties presently or previously owned or for the lawful operation of its current facilities, required constraints or changes in operating activities, and evaluation of liabilities to third parties, including employees, together with pertinent costs and expenses). On the basis of this review, the Company has reasonably concluded that Environmental Laws are not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, considered as a whole.

         SECTION 4.08. Taxes. United States Federal income tax returns of the Company and its Subsidiaries have been examined and closed through the Fiscal Year ended December 31, 1993. The Company and its Subsidiaries have filed all United States Federal income tax returns and all other material tax returns which are required to be filed by them and have paid all taxes shown as due pursuant to such returns or pursuant to any assessment received by the Company or any Subsidiary, except such taxes, if any, as are being contested in good faith and as to which, in the opinion of the Company, adequate reserves have been provided. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of taxes or other governmental charges are, in the opinion of the Company, adequate.

         SECTION 4.09. Not an Investment Company. The Company is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

         SECTION 4.10. Compliance with Laws. The Company complies, and has caused each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder), except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (ii) no officer of the Company is aware that the Company or the relevant Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations of the Company and its Consolidated Subsidiaries, taken as a whole.

                                    ARTICLE 5

                                    COVENANTS

        The Company agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Loan or otherwise hereunder remains unpaid:

         SECTION 5.01 Information. The Company will deliver to each of the
Banks:

         (a) as soon as available and in any event within 95 days after the end of each Fiscal Year, a consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such Fiscal Year and the related consolidated statements of income and cash flows for such Fiscal Year, setting forth in each case in comparative form the corresponding figures for the previous Fiscal Year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of nationally recognized standing, whose report shall be without material qualification;

         (b) as soon as available and in any event within 50 days after the end of each of the first three quarters of each Fiscal Year, a condensed consolidated balance sheet of the Company and its Consolidated Subsidiaries as of the end of such quarter, the related condensed consolidated statement of income for such quarter and the related condensed consolidated statements of income and cash flows for the portion of such Fiscal Year ended at the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding periods of the previous Fiscal Year, all in reasonable detail and certified, to the best of his knowledge (subject to normal year-end adjustments), as to fairness of presentation, and consistency with generally accepted accounting principles (except for changes concurred in by the Company's independent public accountants) by the chief financial officer or the chief accounting officer of the Company;

         (c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a certificate of the chief financial officer or the chief accounting officer of the Company (i) setting forth in reasonable detail the calculations required to establish whether the Company was in compliance with the requirements of Sections 5.02 to 5.04, inclusive, on the date of such financial statements, (ii) stating, to the best of his knowledge, whether any Default exists on the date of such certificate and
(iii) if any Default then exists, setting forth the details thereof and the action which the Company is taking or proposes to take with respect thereto;

         (d) within 15 days after any officer of the Company becomes aware of the existence of any Default, unless such Default shall have been cured before the end of such 15 day period, a certificate of the chief financial officer or the chief accounting officer of the Company setting forth the details of such Default and the action which the Company is taking or proposes to take with respect thereto;

         (e) promptly upon the mailing thereof to the shareholders of the Company generally, copies of all financial statements, reports and proxy statements so mailed;

         (f) promptly upon the filing thereof, copies of all reports on Forms 10-K, 10-Q and 8-K and similar regular and periodic reports which the Company shall have filed with the Securities and Exchange Commission;

         (g) if and when any member of the ERISA Group (i) gives or is required to give notice to the PBGC of any "reportable event" (as defined in Section 4043 of ERISA) with respect to any Plan which might constitute grounds for a termination of such Plan under Title IV of ERISA, or knows that the plan administrator of any Plan has given or is required to give notice of any such reportable event, a copy of the notice of such reportable event given or required to be given to the PBGC; (ii) receives notice of complete or partial withdrawal liability under Title IV of ERISA or notice that any Multiemployer Plan is in reorganization, is insolvent or has been terminated, a copy of such notice, (iii) receives notice from the PBGC under Title IV of ERISA of an intent to terminate, impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or appoint a trustee to administer any Plan, a copy of such notice; (iv) applies for a waiver of the minimum funding standard under
Section 412 of the Internal Revenue Code, a copy of such application; (v) gives notice of intent to terminate any Plan under Section 4041(c) of ERISA, a copy of such notice and other information filed with the PBGC; (vi) gives notice of withdrawal from any Plan pursuant to Section 4063 of ERISA, a copy of such notice; or (vii) fails to make any payment or contribution to any Plan or Multiemployer Plan or in respect of any Benefit Arrangement or makes any amendment to any Plan or Benefit Arrangement which has resulted or could result in the imposition of a Lien or the posting of a bond or other security, a certificate of the chief financial officer or the chief accounting, officer of the Company setting forth details as to such occurrence and action, if any, which the Company or applicable member of the ERISA Group is required or proposes to take; provided that no such certificate shall be required unless the aggregate unpaid actual or potential liability of members of the ERISA Group involved in all events referred to in (i) through (vii) above of which officers of the Company have obtained knowledge and have not previously reported under this clause (g) exceeds $25,000,000,

         (h) immediately after any officer of the Company obtains knowledge of a change or a proposed change in the rating of the Company's outstanding senior unsecured long-term debt securities by Moody's or S&P, a certificate of the chief financial officer or chief accounting officer of the Company setting forth the details thereof; and

         (i) from time to time such additional information regarding the financial position or business of the Company as the Agent, at the request of any Bank, may reasonably request.

         SECTION 5.02. Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. "Minimum Consolidated Net Worth" means $1,700,000,000; provided that such amount shall be adjusted at the end of each Fiscal Quarter ending after December 31, 1997, as follows:

                  (i) increased by 50% of Consolidated Net Income for such Fiscal Quarter; provided that, if Consolidated Net Income for such Fiscal Quarter is a negative number (a "Consolidated Net Loss"), an amount up to 50% of such Consolidated Net Loss shall be applied first to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (i) during the same Fiscal Year and second to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (i) during the same Fiscal Year; and

                  (ii) increased by an amount equal to 50% of all increases in Consolidated Net Worth during such Fiscal Quarter attributable to sales or issuances of the Company's Equity Securities; provided that an amount up to 50% of all decreases in Consolidated Net Worth during such Fiscal Quarter attributable to purchases or other retirements of the Company's Equity Securities shall be applied first to offset any increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii) at the end of such Fiscal Quarter, second to reduce Minimum Consolidated Net Worth to the extent of offsetting prior increases (if any) in Minimum Consolidated Net Worth made pursuant to this clause (ii) and third to reduce (but not below zero) any future increase in Minimum Consolidated Net Worth that would otherwise be made pursuant to this clause (ii).

         SECTION 5.03. Limitations on Debt. (a) The Company will not at any time, and will not suffer or permit any Consolidated Subsidiary at any time to, create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth would exceed 53%.

         (b) The Company will not at any time suffer or permit any Consolidated Subsidiary to create, incur, issue, guarantee or assume any Debt if, immediately after giving effect thereto, the aggregate outstanding amount (determined at that time) of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would exceed 30% of Consolidated Net Worth.

         (c) Subsections (a) and (b) above shall not prevent (i) the Company from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding (as such term is defined in this subsection) an equal or greater principal amount of Debt then outstanding of the Company or of Debt then outstanding of a Consolidated Subsidiary or (ii) a Consolidated Subsidiary from creating, incurring, issuing, guaranteeing or assuming Debt for the purpose of extending, renewing or Refunding an equal or greater principal amount of Debt then outstanding of such Consolidated Subsidiary, or (iii) the creation, incurrence, issuance, guarantee or assumption of Debt owed to or owned by the Company or a Consolidated Subsidiary. For purposes of this subsection
(c), Debt is deemed to be
for the purpose of "Refunding" other Debt if and to the extent that (i) no later than 5 Domestic Business Days after the refunding Debt is incurred, the Company delivers to the Agent written notice stating that the purpose of such Debt is to refund outstanding Debt and specifying the Debt to be refunded, (ii) the proceeds of such refunding Debt are held in the form of cash or High Quality Investments (free of any Lien except a Lien securing the specified Debt to be refunded) until such specified Debt is repaid and (iii) such specified Debt to be refunded is repaid within 45 days after the refunding Debt is incurred.

         (d) For purposes of the limitations provided in, and computations under, this Section, (i) when a corporation becomes a Consolidated Subsidiary it shall be deemed to create at such time all the Debt it has outstanding immediately after such time (provided that, if after giving effect to this clause (i), the aggregate outstanding amount of Debt of all Consolidated Subsidiaries (other than Debt owed to the Company or one or more other Consolidated Subsidiaries) would be greater than 30% but less than 60% of Consolidated Net Worth, this clause (i) shall not apply at the time such corporation becomes a Consolidated Subsidiary, but such corporation shall be deemed to create on the 15th day after it becomes a Consolidated Subsidiary all the Debt it has outstanding on such 15th day), (ii) the disposition (other than to a Consolidated Subsidiary or the Company) by the Company or a Subsidiary of capital stock of any Consolidated Subsidiary which holds Debt of the Company or any other Consolidated Subsidiary so that the Consolidated Subsidiary ceases to be a Consolidated Subsidiary after such disposition shall be deemed the creation of such Debt, and (iii) the disposition (other than to a Consolidated Subsidiary or the Company) of Debt of the Company or any Consolidated Subsidiary by any Consolidated Subsidiary or the Company shall be deemed the creation of such Debt.

         SECTION 5.04. Negative Pledge. Neither the Company nor any Consolidated Subsidiary will create, assume or suffer to exist any Lien on any asset now owned or hereafter acquired by it, except:

                  (a) Liens existing on June 30, 1996 securing Debt outstanding on June 30, 1996 in an aggregate principal amount not exceeding $30,000,000;

                  (b) any Lien existing on any asset of any corporation at the time such corporation becomes a Consolidated Subsidiary and not created in contemplation of such event;

                  (c) any Lien on any asset securing Debt incurred or assumed solely for the purpose of financing all or any part of the cost of acquiring such asset (or acquiring a corporation or other entity which owned such asset); provided that such Lien attaches to such asset concurrently with or within 90 days after such acquisition;

                  (d) any Lien on any asset of any corporation existing at the time corporation is merged or consolidated with or into the Company or a such Consolidated Subsidiary and not created in contemplation of such event;

                  (e) any Lien existing on any asset prior to the acquisition thereof by the Company or a Consolidated Subsidiary and not created in contemplation of such acquisition;

                  (f) any Lien arising out of the refinancing, extension, renewal or refunding of any Debt secured by any Lien permitted by any of the foregoing clauses of this Section; provided that such Debt is not increased and is not secured by any additional assets;

                  (g) any Lien in favor of the holder of Debt (or any Person or entity acting for or on behalf of such holder) arising pursuant to any order of attachment, distraint or similar legal process arising in connection with court proceedings so long as the execution or other enforcement thereof is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                  (h) Liens incidental to the normal conduct of its business or the ownership of its assets which (i) do not secure Debt, (ii) do not secure any obligation in an amount exceeding $100,000,000 and (iii) do not in the aggregate materially detract from the value of the assets of the Company and its Consolidated Subsidiaries taken as a whole or in the aggregate materially impair the use thereof in the operation of the business of the Company and its Consolidated Subsidiaries taken as a whole; and

                  (i) Liens securing Debt which are not otherwise permitted by the foregoing clauses of this Section; provided that (i) the aggregate outstanding principal amount of Debt secured by all such Liens on current assets shall not at any time exceed 20% of Consolidated Current Assets and (ii) the aggregate outstanding principal amount of Debt secured by all such Liens (including Liens referred to in clause (i) of this proviso) shall not at any time exceed the sum of (A) 20% of Consolidated Current Assets plus (B) 3% of Consolidated Net Worth.

         SECTION 5.05. Consolidations, Mergers and Sale of Assets. (a) The Company will not directly or indirectly sell, lease, transfer or otherwise dispose of all or substantially all of its assets, or merge or consolidate with any other Person, or acquire any other Person through purchase of assets or capital stock, unless either (i) the Company shall be the continuing or surviving corporation or (ii) the successor or acquiring corporation (if other than the Company) shall be a corporation organized under the laws of one of the States of the United States of America and shall assume, by a writing satisfactory in form and substance to the Required Banks, all of the obligations of the Company under this Agreement and the Notes, including all covenants herein and therein contained, in which case such successor or acquiring corporation shall succeed to and be substituted for the Company with the same effect as if it had been named herein as a party hereto.

         (b) No disposition of assets, merger, consolidation or acquisition referred to in subsection (a) of this Section shall be permitted if, immediately after giving effect thereto, the Company would be in Default under any of the terms or provisions of this Agreement.

         SECTION 5.06. Compliance with Laws. The Company will comply, and cause each Subsidiary to comply, in all material respects with all applicable laws, ordinances, rules, regulations, and requirements of governmental authorities (including, without limitation, Environmental Laws and ERISA and the rules and regulations thereunder) except where (i) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (ii) no officer of the Company is aware that the Company or any Subsidiary has failed to comply therewith or (iii) the Company has reasonably concluded that failure to comply is not likely to have a material adverse effect on the business, financial position or results of operations the Company and its Consolidated Subsidiaries, taken as a whole.

         SECTION 5.07. Use of Proceeds. None of the proceeds of the Loans made under this Agreement will be used in violation of any applicable law or regulation.

                                    ARTICLE 6

                                    DEFAULTS

         SECTION 6.01. Events of Default. If one or more of the following events ("Events of Default") shall have occurred and be continuing:

         (a) any Borrower shall fail to pay when due any principal of any Loan, or shall fail to pay within five days of the due date thereof any interest or fees payable under this Agreement;

         (b) the Company shall fail to observe or perform any covenant contained in Sections 5.02 to 5.05, inclusive;

         (c) the Company shall fail to observe or perform any covenant or agreement contained in this Agreement (other than those covered by clause (a) or (b) above), or any Subsidiary Borrower shall fail to observe or perform any covenant contained in the Joinder Agreement to which it is a party, in each case for 30 days after written notice thereof has been given to the Company by the Agent at the request of any Bank;

         (d) any representation, warranty, certification or statement made by the Company in this Agreement or any amendment hereof or in any certificate, financial statement or other document delivered pursuant to this Agreement or made by any Borrower in any Joinder Agreement shall prove to have been incorrect in any material respect when made or deemed to have been made; provided that, if any representation and warranty deemed to have been made by the Company pursuant to the last sentence of Section 3.02 as to the satisfaction of the condition of borrowing set forth in clause (c)(i) of Section 3.02 shall have been incorrect solely by reason of the existence of an Event of Default of which the Company was not aware when such representation and warranty was deemed to have been made and which was cured before or promptly after the Company became aware thereof, then such representation and warranty shall be deemed not to have been incorrect in any material respect;

         (e) the Company or any of its Consolidated Subsidiaries shall fail to make one or more payments in respect of Material Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $50,000,000) when due or within any applicable grace period, and such failure has not been waived;

         (f) the Company or any Consolidated Subsidiary shall fail to observe or perform any term, covenant or agreement contained in any instrument or agreement (other than this Agreement) by which it is bound relating to Debt (other than Acquired Debt in an aggregate outstanding principal amount not exceeding $50,000,000), or any other event or condition referred to therein shall occur, and the effect of all such failures, events and conditions (each a "default") is to cause the maturity of Material Debt to be accelerated or to permit (any applicable period of grace having expired) the holder or holders of Material Debt (or any Person acting on their behalf) to accelerate the maturity thereof;

         (g) the Company or any Significant Subsidiary shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it under any such law, or shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or a resolution shall be adopted by either the shareholders or the board of directors of such corporation to authorize any of the foregoing;

         (h) an involuntary case or other proceeding shall be commenced against the Company or any Significant Subsidiary in any United States Federal court or other court of competent jurisdiction seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it or any substantial part of its property under any such law, and in each case such involuntary case or other proceeding shall remain undismissed and unstayed for a period of 60 days; or an order for relief shall be entered against the Company or any Significant Subsidiary as debtors under the federal bankruptcy laws as now or hereafter in effect;

         (i) any member of the ERISA Group shall fail to pay when due an amount or amounts aggregating in excess of $ 1,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Liabilities in excess of $50,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the ERISA Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate, to impose liability (other than for premiums under Section 4007 of ERISA) in respect of, or to cause a trustee to be appointed to administer any Material Plan; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or there shall occur a complete or partial withdrawal from, or a default, within the meaning of Section 4219(c)(5) of ERISA, with respect to, one or more Multiemployer Plans which could cause one or more members of the ERISA Group to incur a current payment obligation in excess of $50,000,000; provided that no Event of Default shall exist under this clause
(i) with respect to any Prior Plan unless it is reasonably likely that one or more members of the ERISA Group is liable with respect to the relevant Unfunded Liabilities or current payment obligation, as the case may be;

         (j) a judgment or order for the payment of money in excess of $10,000,000 shall be rendered against the Company or any Subsidiary and such judgment or order shall continue unsatisfied and unstayed for a period of 45 days;

         (k) any person or group of persons (within the meaning of Section 13 or 14 of the Securities Exchange Act of 1934, as amended) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the Securities and Exchange Commission under said Act) of 30% or more of the outstanding shares of common stock of the Company; or Continuing Directors shall cease to constitute a majority of the board of directors of the Company; or

         (l) any Event of Default occurs and is continuing according to the terms of that certain Amended and Restated Credit Agreement dated as of November 14, 1996 among the Company, the Banks party thereto and Morgan Guaranty Trust Company of New York (as amended or modified from time to time, and including any agreements refinancing or replacing such agreement).

then, and in every such event, the Agent shall (i) if requested by the Required Banks, by notice to the Borrowers terminate the Commitments and they shall thereupon terminate, and (ii) if requested by Required Banks, by notice to the Borrowers declare the Loans (together with accrued interest thereon) to be, and the Loans shall thereupon become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers; provided that in the case of any of the Events of Default specified in clause (g) or (h) above with respect to the Company or any Significant Subsidiary, without any notice to any Borrower or any other act by the Agent or the Banks, the Commitments shall thereupon terminate and the Loans (together with accrued interest thereon) shall become immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrowers.

         SECTION 6.02. Notice of Default. The Agent shall give notice to the Company under Section 6.01(c) promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.



                                    ARTICLE 7

                                    THE AGENT

         SECTION 7.01. Appointment and Authorization. Each Bank irrevocably appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the Notes as are delegated to the Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

         SECTION 7.02. Agent and Affiliates. Bank One shall have the same rights and powers under this Agreement as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and Bank One and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Company or any Subsidiary or affiliate of the Company as if it were not the Agent hereunder.

         SECTION 7.03. Action by Agent. The obligations of the Agent hereunder are only those expressly set forth herein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action with respect to any Default, except as expressly provided in Article 6.

         SECTION 7.04. Consultation with Experts. The Agent may consult with legal counsel (who may be counsel for the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

         SECTION 7.05 Liability of Agent. Neither the Agent nor any of its directors, officers, agents or employees shall be liable (i) to the Banks for any action taken or not taken by such Person in connection herewith with the consent or at the request of the Required Banks or all Banks, if applicable, or
(ii) to the Banks or any Borrower for any action taken or not taken by such Person in the absence of such Person's own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of the Borrowers; (iii) the satisfaction of any condition specified in Article 3, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness or genuineness of this Agreement, the Notes or any other instrument or writing furnished in connection herewith. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) believed by it to be genuine or to be signed by the proper party or parties.

         SECTION 7.06. Indemnification. Each Bank shall, ratably in accordance with its Commitment, indemnify the Agent (to the extent not reimbursed by the Borrowers) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the

Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with this Agreement or any action taken or omitted by the Agent hereunder.

         SECTION 7.07. Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

         SECTION 7.08. Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within 30 days after the retiring Agent gives notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of its appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

         SECTION 7.09. Agent's and Arranger's Fee. The Company shall pay to each of the Agent and the Arranger for their own account such fees as agreed upon between the Company, the Agent and the Arranger and set forth in a separate fee letter among the Agent, the Arranger and the Company.

         SECTION 7.10. Agent, Syndication Agents. No Syndication Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of such Banks or the Agent shall have or be deemed to have a fiduciary relationship with any Bank. Each Bank hereby makes the same acknowledgments with respect to such Banks as it makes with respect to the Agent in Section 7.07.

                                    ARTICLE 8

                             CHANGE IN CIRCUMSTANCES

         SECTION 8.01. Basis for Determining Interest Rate Inadequate or Unfair. If on or prior to the first day of any Interest Period for any Eurocurrency
Borrowing:

                  (i) the Agent determines that deposits in the applicable Agreed Currency (in the applicable amounts) are not being offered in the relevant market for such Interest Period, or

                  (ii) Banks having more than 50% of the aggregate amount of the Commitments advise the Agent that the Eurocurrency Reference Rate, as determined by the Agent, will not adequately and fairly reflect the cost to such Banks of funding their Eurocurrency Loans for such Interest Period, the Agent shall forthwith give notice thereof to the Borrowers and the Banks, whereupon until the Agent notifies the Borrowers that the circumstances giving rise to such suspension no longer exist, (x) the obligations of the Banks to make, continue or convert Eurocurrency Loans in such Agreed Currency shall be suspended, and (y) if the Agreed Currency is Dollars, each affected Loan shall be converted into a Floating Rate Loan on the last day of the then current Interest Period applicable thereto. Unless the relevant Borrower notifies the Agent at least two Domestic Business Days before the date of any such Eurocurrency Borrowing for which a Notice of Borrowing has previously been given that it elects not to borrow on such date, such Borrowing shall instead be made as a Floating Rate Borrowing.

         SECTION 8.02. Illegality. If, after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Eurocurrency Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for any Bank (or its Eurocurrency Lending Office) to honor its binding legal obligation hereunder to make, maintain or fund its Eurocurrency Loans in any Agreed Currency to any Borrower and such Bank shall so notify the Agent, the Agent shall forthwith give notice thereof to the other Banks and the Borrowers, whereupon until such Bank notifies the Borrowers and the Agent that the circumstances giving rise to such suspension no longer exist, the obligation of such Bank to make Eurocurrency Loans in such currency to such Borrower or to continue outstanding Loans to such Borrower as Eurocurrency Loans in such currency shall be suspended. Before giving any notice to the Agent pursuant to this Section, such Bank shall designate a different Eurocurrency Lending Office if such designation will avoid the need for giving such notice and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. If such notice is given with respect to a Borrower's Eurocurrency Loans denominated in Dollars, each such Loan of such Bank then outstanding shall be converted to a Floating Rate Loan either (a) on the last day of the then current Interest Period applicable to such Loan if such Bank may lawfully continue to maintain and fund such Loan as a Eurocurrency Loan in Dollars to such day or (b) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such loan as a Eurocurrency Loan in Dollars to such day. Interest and principal on any such Floating Rate Loan shall be payable on the same dates as, and on a pro rata basis with, the interest and principal payable on the related Eurocurrency Loans of the other Banks. If such notice is given with respect to a Borrower's Eurocurrency Loans denominated in an Agreed Currency other than Dollars, such Borrower shall prepay such Loan (i) on the last day of the then current Interest Period if such Bank may lawfully continue to maintain and fund such Loan as a Eurocurrency Loan in such currency to such day, or (ii) immediately if such Bank shall determine that it may not lawfully continue to maintain and fund such Loan as a Eurocurrency Loan in such currency to such day.

         SECTION 8.03. Increased Cost and Reduced Return. (a) If on or after the date of this Agreement, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency (a "Change in Law"):

                  (i) shall subject any Bank (or its Applicable Lending Office) to any tax, duty or other charge with respect to its Eurocurrency Loans, its Note or its obligation to make Eurocurrency Loans, or shall change the basis of taxation of payments to any Bank (or its Applicable Lending Office) of the principal of or interest on its Eurocurrency Loans or any other amounts due under this Agreement in respect of its Eurocurrency Loans or its obligation to make Eurocurrency Loans (except for changes in the rate of tax on the overall net income of such Bank or its Applicable Lending Office or franchise or similar taxes imposed by the United States of America or any State or political subdivision thereof or imposed by the jurisdiction in which such Bank's principal executive office or Applicable Lending Office is located); or

                  (ii) shall impose, modify or deem applicable any reserve (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding, with respect to any Eurocurrency Loan, any such requirement included in an applicable Eurocurrency Reserve Percentage or Cost Rate), special deposit, insurance assessment or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Applicable Lending Office) or shall impose on any Bank (or its Applicable Lending Office) or on the United States market for certificates of deposit or the London interbank market any other condition affecting its Eurocurrency Loans, its Note or its obligation to make Eurocurrency Loans;

and the result of any of the foregoing is to increase the cost to such Bank (or its Applicable Lending Office) of making or maintaining any Eurocurrency Loan, or to reduce the amount of any sum received or receivable by such Bank (or its Applicable Lending Office) under this Agreement or under its Note with respect thereto, by an amount deemed by such Bank to be material, then, within 15 days after demand by such Bank (with a copy to the Agent), the relevant Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided that, such Bank shall not be entitled to such compensation for increased costs or reductions incurred more than 90 days prior to the date on which it actually demands (or notifies the relevant Borrower that it will demand) such compensation, provided, further that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect. If any Bank demands compensation under this subsection (a), the relevant Borrower may at any time, upon at least five Eurocurrency Business Days' prior notice to such Bank through the Agent, prepay in full each then outstanding affected Eurocurrency Loan of such Bank, together with accrued interest thereon to the date of prepayment. Concurrently with prepaying each such Eurocurrency Loan of such Bank, such Borrower shall borrow a Floating Rate Loan (or, if such Borrower shall so elect in its notice of prepayment, a Eurocurrency Loan of another type) in an equal principal amount from such Bank for an Interest Period coinciding with the remaining term of the Interest Period applicable to such Eurocurrency Loan, and such Bank shall make such a Loan notwithstanding any provision herein to the contrary.

         (b) If any Bank shall have determined that, after the date of this Agreement, the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on capital of such Bank (or its Parent) as a consequence of such Bank's obligations hereunder to a level below that which such Bank (or its Parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Company shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its Parent) for such reduction; provided that such Bank shall not be entitled to such compensation for reductions incurred more than 90 days prior to the date on which it actually demands (or notifies the Company that it will demand) such compensation, provided, further that if the Change in Law giving rise to such reductions in retroactive, then the 90-day period referred to above shall be extended to include the period of retroactive effect thereof.

         (c) Each Bank will promptly notify the Borrowers and the Agent of any event of which it has knowledge, occurring after the date of this Agreement, which will entitle such Bank to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such

Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error, provided that the determination of such amount or amounts is made on a reasonable basis. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

         SECTION 8.04. Market Disruption. Notwithstanding the satisfaction of all conditions referred to in Article 2 and Article 3 with respect to any Borrowing in any Agreed Currency other than Dollars, if there shall occur on or prior to the date of such Borrowing any change in national or international financial, political or economic conditions or currency exchange rates or exchange controls which would in the reasonable opinion of the Agent or the Required Banks make it impracticable for the Eurocurrency Loans comprising such Borrowing to be denominated in the Agreed Currency specified by the relevant Borrower, then the Agent shall forthwith give notice thereof to such Borrower and the Banks, and such Loans shall not be denominated in such Agreed Currency, but shall be made on such Borrowing Date in Dollars, in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Conversion/Continuation Notice, as the case may be, as Floating Rate Loans, unless such Borrower notifies the Agent at least four Eurocurrency Business Days or such shorter period of time agreed to by the Agent before such date that (i) it elects not to borrow on such date or (ii) it elects to borrow on such date in a different Agreed Currency, as the case may be, in which the denomination of such Loans would in the opinion of the Agent and the Required Banks be practicable and in an aggregate principal amount equal to the Dollar Amount of the aggregate principal amount specified in the related Notice of Borrowing or Conversion/Continuation Notice, as the case may be.

         SECTION 8.05. Substitute Loans. If (i) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03 and the Company shall, by at least five Eurocurrency Business Days' prior notice to such Bank through the Agent, have elected that the provisions of this Section 8.05 shall apply to such Bank, then, unless and until such Bank notifies the Company and the Agent that the circumstances giving rise to such suspension or demand for compensation no longer apply, all Loans which would otherwise be made by such Bank as (or continued as or converted to) Eurocurrency Loans shall be made instead as Floating Rate Loans (on which interest and principal shall be payable contemporaneously with the related Eurocurrency Loans of the other Banks). If such Bank notifies the Company that the circumstances giving rise to such suspension or demand for compensation no longer exist, the principal amount of each such Floating Rate Loan shall be converted into a Eurocurrency Loan on the first day of the next succeeding Interest Period applicable to the related Eurocurrency Loans of the other Banks.

         SECTION 8.06. Substitution of Bank. If (i) the obligation of any Bank to make Eurocurrency Loans has been suspended pursuant to Section 8.02 or (ii) any Bank has demanded compensation under Section 8.03, the Company shall have the right, with the assistance of the Agent, to seek a mutually satisfactory substitute bank or banks (which may be one or more of the Banks) to purchase the Loans and Notes and assume the Commitment of such Bank.


                                    ARTICLE 9

                                  MISCELLANEOUS

         SECTION 9.01. Notices. All notices, requests and other communications to any party hereunder shall be in writing (including bank wire, telex, facsimile or similar writing) and shall be given to such party: (x) in the case of any Borrower or the Agent, at its address or its facsimile or telex number set forth on the signature pages hereof or in the relevant Joinder Agreement, (y) in the case of any Bank, at its address or its facsimile or telex number set forth in its Administrative Questionnaire or (z) in the case of any party, such other address or facsimile or telex number as such party may hereafter specify for the purpose by notice to the Agent and the Borrowers. Each such notice, request or other communication shall be effective (i) if given by telex, when such telex is transmitted to the telex number specified in this Section 9.01 and the appropriate answerback is received, (ii) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (iii) if given by any other means, when delivered at the address specified in this Section 9.01; provided that notices to the Agent under Article 2 or Article 8 shall not be effective until received.

         SECTION 9.02. No Waivers. No failure or delay by the Agent or any Bank in exercising any right, power or privilege hereunder or under any Note shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

         SECTION 9.03. Expenses; Documentary Taxes; Indemnification. (a) The Company shall pay (i) all reasonable out-of-pocket expenses of the Agent and the Arranger, including reasonable fees and disbursements of counsel for the Agent and the Arranger, in connection with the preparation of this Agreement, any waiver or consent hereunder or any amendment hereof or any Default hereunder and
(ii) if an Event of Default occurs, all reasonable out-of-pocket expenses incurred by the Agent, the Arranger and each Bank, including reasonable fees and disbursements of counsel, in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. The Company shall indemnify each Bank against any transfer taxes, documentary taxes, assessments or charges made by any governmental authority by reason of the execution and delivery of this Agreement or the Notes.

         (b) The Company agrees to indemnify and defend each Bank and their respective directors, officers, agents, employees and affiliates from, and hold each of them harmless against, any and all losses, liabilities, claims, damages or expenses substantially relating to or arising out of (i) any Borrower's actual or proposed use of proceeds of Loans for the purpose of acquiring equity securities of any other Person, or (ii) a change of ownership or control of any Borrower, including but not limited to reasonable attorney's fees and settlement costs; provided that (x) the foregoing indemnity shall not apply to any losses, liabilities, claims, damages or expenses that do not relate to or arise out of this Agreement or the activities of the parties hereto in connection herewith and (y) no Bank shall have the right to be indemnified hereunder for its own gross negligence or willful misconduct as determined by a court of competent jurisdiction.

         SECTION 9.04. Sharing of Set-Offs. Each Bank agrees that if it shall, by exercising any right of set-off or counterclaim or otherwise, receive payment of a proportion of the aggregate amount of principal and interest due with respect to any Loan held by it which is greater than the proportion received by any other Bank in respect of the aggregate amount of principal and interest due with respect to any Loan held by such other Bank, the Bank receiving such proportionately greater payment shall purchase such participations in the Loans held by the other Banks, and such other adjustments shall be made, as may be required so that all such payments of principal and interest with respect to the Loans held by the Banks shall be shared by the Banks pro rata; provided that nothing in this Section shall impair the right of any Bank to exercise any right of set-off or counterclaim it may have and to apply the amount subject to such exercise to the payment of indebtedness of any Borrower other than its indebtedness under the Loans. Each Borrower agrees, to the fullest extent it may effectively do so under applicable law, that any holder of a participation in a Loan, whether or not acquired pursuant to the foregoing arrangements, may exercise rights of set-off or counterclaim and other rights with respect to such participation as fully as if such holder of a participation were a direct creditor of the Borrower in the amount of such participation.

         SECTION 9.05. Amendments and Waivers. (a) Any provision of this Agreement or the Notes may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Agent or the Swingline Lender are affected thereby, by the Agent or the Swingline Lender, as the case may be), provided that that no such amendment or waiver shall, unless signed by all the Banks, (i) increase or decrease the Commitment of any Bank (except for a ratable decrease in the Commitments of all the Banks) or subject any Bank to any additional obligation, (ii) reduce the principal of or rate of interest on any Loan or any fees hereunder, (iii) postpone the date fixed for any payment of principal of or interest on any Loan or any fees hereunder or for the termination of the Commitments, (iv) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement, (v) amend the definition of Agreed Currency, (vi) amend Article 10, or (vii) amend this Section 9.05.

         (b) The Company may add Subsidiary Borrowers to this Agreement from time to time by designating any Wholly-Owned Subsidiary incorporated or formed in any jurisdiction other than any State of the United States of America as a Subsidiary Borrower hereunder so long as such new Subsidiary Borrower executes and delivers to the Agent a Joinder Agreement together with all corporate or organizational documents and authorizing resolutions and legal opinions reasonably requested by the Agent and the new Subsidiary Borrower executes all other agreements and takes such other action reasonably requested by the Agent. The Company may also remove any Subsidiary as a Subsidiary Borrower upon (i) written notice by the Company to the Agent to such effect and (ii) repayment in full of all outstanding Loans of such Subsidiary Borrower.

         SECTION 9.06. Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all Banks, except as provided in Section 5.05.

         (b) Any Bank may at any time grant to one or more banks or other institutions (each a "Participant") participating interests in its Commitment or any or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Agent shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder including, without limitation, the right to approve any amendment modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (i),
(ii) or (iii) of Section 9.05 without the consent of the Participant. The Borrowers agree that each Participant shall, to the extent provided in its participation agreement, be entitled to the benefits of Article 8 with respect to its participating interest. An assignment or other transfer which is not permitted by subsection (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this subsection (b).

         (c) Any Bank may at any time assign to one or more banks or other institutions (each an "Assignee") all, or a proportionate part of all, but not less than the lesser of (i) $10,000,000 and in multiples of $1,000,000 or (ii) the remaining amount of the assigning Bank's commitment (calculated as at the date of such assignment) of its rights and obligations under this Agreement and the Notes, and such Assignee shall assume such rights and obligations, pursuant to an Assignment and Assumption Agreement in substantially the form of Exhibit D hereto executed by such Assignee and such transferor Bank, with (and subject to) the subscribed consent of the Company and the Agent (which consent will not unreasonably be withheld); provided that if an Assignee is a Bank or an affiliate of such transferor Bank, or if an Event of Default has occurred and is continuing, no such consent of the Company shall be required. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with a Commitment as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this subsection (c), the transferor Bank, the Agent and the Company shall make appropriate arrangements so that, if required, a new Note is issued to the Assignee. In connection with any such assignment, the transferor Bank shall pay to the Agent an administrative fee for processing such assignment in the amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall, prior to the first date on which interest or fees are payable hereunder for its account, deliver to the Company and the Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.14.

         (d) Any Bank may at any time assign all or any portion of its rights under this Agreement and its Loans and Notes, if any, to a Federal Reserve Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

         (e) No Assignee, Participant or other transferee of any Bank's rights shall be entitled to receive any greater payment under Section 8.03 than such Bank would have been entitled to receive with respect to the rights transferred, unless such transfer is made with the Company's prior written consent or by reason of the provisions of Section 8.02 or 8.03 requiring such Bank to designate a different Applicable Lending Office under certain circumstances or at a time when the circumstances giving rise to such greater payment did not exist.


         (f) (i) Notwithstanding anything to the contrary contained herein, any Lender (a "Designating Lender") may, with the approval of the Company (which approval may be withheld in the sole discretion of the Company), grant to one or more special purpose funding vehicles (each, an "SPV", identified as such in writing from time to time by the Designating Lender to the Agent and the Company, the option to provide to a Borrower all or any part of any Loan that such Designating Lender would otherwise be obligated to make to such Borrower pursuant to this Agreement, provided that (A) nothing herein shall constitute a commitment by any SPV to make any Loan, (B) if any SPV elects not to exercise such option or otherwise fails to provide all or any part of such Loan, the Designating Lender shall be obligated to make such Loan pursuant to the terms hereof, (C) the Designating Lender shall remain liable for any indemnity or other payment obligation with respect to its Commitment hereunder and (D) the Borrowers shall not incur any additional costs or expenses as a result of any such grant by a Designated Lender to an SPV. The making of a Loan by an SPV hereunder shall utilize the Commitment of the Designating Lender to the same extent, and as if, such Loan were made by such Designating Lender.

         (ii) As to any Loans or portion thereof made by it, each SPV shall have all the rights that a Lender making such Loans or portion thereof would have had under this Agreement; provided, however, that each SPV shall have granted to its Designating Lender an irrevocable power of attorney, to deliver and receive all communications and notices under this Agreement (and any related documents) and to exercise on such SPV's behalf, all of such SPV's voting rights under this Agreement. No additional Note shall be required to evidence the Loans or portion thereof made by an SPV; and the related Designating Lender shall be deemed to hold its Note as agent for such SPV to the extent of the Loans or portion thereof funded by such SPV. In addition, any payments for the account of any SPV shall be paid to its Designating Lender as agent for such SPV.

         (iii) Each party hereto hereby agrees that no SPV shall be liable for any indemnity or payment under this Agreement for which a Lender would otherwise be liable. In furtherance of the foregoing, each party hereto hereby agrees (which agreements shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPV, it will not institute against, or join any other person in instituting against, such SPV any bankruptcy, reorganization, arrangement insolvency or liquidation proceedings under the laws of the United States or any State thereof.

         (iv) In addition, notwithstanding anything to the contrary contained in this 9.06(f) or otherwise in this Agreement, any SPV may, with the approval of the Company (which approval may be withheld in the sole discretion of the Company) (A) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interest in any Loans to the Designating Lender or to any financial institutions providing liquidity and/or credit support to or for the account of such SPV to support the funding or maintenance of Loans and (B) disclose on a confidential basis any non-public information relating to its Loans to any rating agency, commercial paper dealer or provider of any surety, guarantee or credit or liquidity enhancements to such SPV. This 9.06(f) may not be amended without the written consent of any Designating Lender affected thereby.

         SECTION 9.07. Collateral. Each of the Banks represents to the Agent and each of the other Banks that it in good faith is not relying upon any "margin stock" (as defined in Regulation U) as collateral in the extension or maintenance of the credit provided for in this Agreement.

         SECTION 9.08. Confidentiality. Each Bank agrees that all documentation and other information made available by the Borrowers to such Bank, whether under the terms of this Agreement or any other loan agreement, shall (except to the extent required by legal or governmental process or otherwise by law, or if such documentation and other information is publicly available or hereafter becomes publicly available other than by action of any Bank, or was theretofore known to such Bank independent of any disclosure thereto by the Borrowers) be held in the strictest confidence by such Bank and used solely in connection with administration of loans from time to time outstanding from such Bank to the Borrowers; provided that (i) such Bank may disclose such documentation and other information to its affiliates or any other bank or other institution to which such Bank sells or proposes to sell a participation in its Loans hereunder, if such affiliate or other bank or institution, prior to such disclosure, agrees for the benefit of the Borrowers to comply with the provisions of this Section,
(ii) such Bank may disclose the provisions of this Agreement and the Notes and the amounts, maturities and interest rates of its Loans to any purchaser or potential purchaser of such Bank's interest in any Loan and (iii) such Bank may disclose such documentation and other information to the extent required, in such Bank's good faith judgment, to enforce its rights under this Agreement and the Notes.

         SECTION 9.09. Severalty of Obligations. The obligations of the Banks hereunder are several. No failure by any Bank to perform its obligations hereunder shall relieve any other Bank of its obligations hereunder, and no Bank shall be responsible for the performance of any other Bank's obligations hereunder or for any action taken or omitted by any other Bank hereunder.

         SECTION 9.10. Michigan Law; Submission to Jurisdiction. This Agreement and each Note shall be construed in accordance with and governed by the laws of the State of Michigan. Each Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Eastern District of Michigan and of any Michigan State court sitting in Detroit for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 9.11. Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement constitutes the entire agreement and understanding among the parties hereto and supersedes any and all prior agreements and understandings, oral or written, relating to the subject matter hereof.

         SECTION 9.12. WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.


                                   ARTICLE 10

                                    GUARANTY

                  As an inducement to the Banks and the Agent to enter into the transactions contemplated by this Agreement, the Company agrees with the Banks and the Agent as follows:

                  SECTION 10.01. Guarantee of Obligations. (a) The Company hereby (i) guarantees, as principal obligor and not as surety only, to the Banks the prompt payment of the principal of and any and all accrued and unpaid interest (including interest which otherwise may cease to accrue by operation of any insolvency law, rule, regulation or interpretation thereof) on the Loans and all other obligations of the Subsidiary Borrowers to the Banks and the Agent under this Agreement when due, whether by scheduled maturity, acceleration or otherwise, all in accordance with the terms of this Agreement and the Notes, including, without limitation, fees, reimbursement obligations, default interest, indemnification payments and all reasonable costs and expenses incurred by the Banks and the Agent in connection with enforcing any obligations of the Subsidiary Borrowers hereunder, including without limitation the reasonable fees and disbursements of counsel, (ii) guarantees the prompt and punctual performance and observance of each and every term, covenant or agreement contained in this Agreement and the Notes to be performed or observed on the part of the Subsidiary Borrowers and (iii) agrees to make prompt payment, on demand, of any and all reasonable costs and expenses incurred by the Banks or the Agent in connection with enforcing the obligations of the Company hereunder, including, without limitation, the reasonable fees and disbursements of counsel (all of the foregoing being collectively referred to as the "Guaranteed Obligations").

                           (b) If for any reason any duty, agreement or
obligation of any Subsidiary Borrower contained in this Agreement shall not be performed or observed by any Subsidiary Borrower as provided therein, or if any amount payable under or in connection with this Agreement shall not be paid in full when the same becomes due and payable, the Company undertakes to perform or cause to be performed promptly each of such duties, agreements and obligations and to pay forthwith each such amount to the Agent for the account of the Banks regardless of any defense or setoff or counterclaim which any Subsidiary Borrower may have or assert, and regardless of any other condition or contingency.

                  SECTION 10.02 Nature of Guaranty. The obligations of the Company hereunder constitute an absolute and unconditional and irrevocable guaranty of payment and not a guaranty of collection and are wholly independent of and in addition to other rights and remedies of the Banks and the Agent and are not contingent upon the pursuit by the Banks and the Agent of any such rights and remedies, such pursuit being hereby waived by the Company.

                  SECTION 10.03. Waivers and Other Agreements. The Company hereby unconditionally (a) waives any requirement that the Banks or the Agent, upon the occurrence of an Event of Default first make demand upon, or seek to enforce remedies against any Subsidiary Borrower before demanding payment under or seeking to enforce the obligations of the Company hereunder, (b) covenants that the obligations of the Company hereunder will not be discharged except by complete performance of all obligations of the Subsidiary Borrowers contained in this Agreement and the Notes, (c) agrees that the obligations of the Company hereunder shall remain in full force and effect without regard to, and shall not be affected or impaired, without limitation, by any invalidity, irregularity or unenforceability in whole or in part of this Agreement or the Notes, or any limitation on the liability of the Subsidiary Borrowers thereunder, or any limitation on the method or terms of payment thereunder which may or hereafter be caused or imposed in any manner whatsoever (including, without limitation, usury laws), (d) waives diligence, presentment and protest with respect to, and any notice of default or dishonor in the payment of any amount at any time payable by the Subsidiary Borrowers under or in connection with this Agreement or the Notes, and further waives any requirement of notice of acceptance of, or other formality relating to, the obligations of the Company hereunder and (e) agrees that the Guaranteed Obligations shall include any amounts paid by the Subsidiary Borrowers to the Banks or the Agent which may be required to be returned to the Subsidiary Borrowers or to their representative or to a trustee, custodian or receiver for any Subsidiary Borrower.

                  SECTION 10.04. Obligations Absolute. The obligations, covenants, agreements and duties of the Company under this Agreement shall not be released, affected or impaired by any of the following whether or not undertaken with notice to or consent of the Company: (a) an assignment or transfer, in whole or in part, of the Loans made to any Subsidiary Borrower or of this Agreement or any Note although made without notice to or consent of the Company, or (b) any waiver by any Bank or the Agent or by any other person, of the performance or observance by any Subsidiary Borrower of any of the agreements, covenants, terms or conditions contained in this Agreement or in the Notes, or (c) any indulgence in or the extension of the time for payment by any Subsidiary Borrower of any amounts payable under or in connection with this Agreement or any Note, or of the time for performance by any Subsidiary Borrower of any other obligations under or arising out of this Agreement or any Note, or the extension or renewal thereof, or (d) the modification, amendment or waiver (whether material or otherwise) of any duty, agreement or obligation of any Subsidiary Borrower set forth in this Agreement or any Note (the modification, amendment or waiver from time to time of this Agreement and the Notes being expressly authorized without further notice to or consent of the Company), or
(e) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of any Subsidiary Borrower or any receivership, insolvency, bankruptcy, reorganization, or other similar proceedings, affecting any Subsidiary Borrower or any of its assets, or (f) the merger or consolidation of any Subsidiary Borrower or the Company with any other person, or (g) the release of discharge of any Subsidiary Borrower or the Company from the performance or observance of any agreement, covenant, term or condition contained in this Agreement or any Note, by operation of law, or (h) any other cause whether similar or dissimilar to the foregoing which would release, affect or impair the obligations, covenants, agreements or duties of the Company hereunder.

                  SECTION 10.05. No Investigation by Banks or Agent. The Company hereby waives unconditionally any obligation which, in absence of such provision, the Banks or the Agent might otherwise have to investigate or to assure that there has been compliance with the law of any jurisdiction with respect to the Guaranteed Obligations recognizing that, to save both time and expense, the Company has requested that the Banks and the Agent not undertake such investigation. The Company hereby expressly confirms that the obligations of the Company hereunder shall remain in full force and effect without regard to compliance or noncompliance with any such law and irrespective of any investigation or knowledge of any Bank or the Agent of any such law.

                  SECTION 10.06. Indemnity. As a separate, additional and continuing obligation, the Company unconditionally and irrevocably undertakes and agrees with the Banks and the Agent that, should the Guaranteed Obligations not be recoverable from the Company under Section 10.01 for any reason whatsoever (including, without limitation, by reason of any provision of this Agreement or the Notes or any other agreement or instrument executed in connection herewith being or becoming void, unenforceable, or otherwise invalid under any applicable law) then, notwithstanding any knowledge thereof by any Bank or the Agent at any time, the Company as sole, original and independent obligor, upon demand by the Agent, will make payment to the Agent for the account of the Banks and the Agent of the Guaranteed Obligations by way of a full indemnity in such currency and otherwise in such manner as is provided in this Agreement and the Notes.

         SECTION 10.07 Subordination, Subrogation, Reinstatement, Etc. The Company agrees that any present or future indebtedness, obligations or liabilities of any Subsidiary Borrower to Company shall be fully subordinate and junior in right and priority of payment when due to any present or future indebtedness, obligations or liabilities of the Subsidiary Borrowers to the Banks and the Agent. The Company waives any right of subrogation to the rights of any Bank or the Agent against any Subsidiary Borrower or any other person obligated for payment of the Guaranteed Obligations and any right of reimbursement or indemnity whatsoever arising or accruing out of any payment which the Company may make pursuant to this Agreement and the Notes, and any right of recourse to security for the debts and obligations of each Subsidiary Borrower, unless and until the entire principal balance of and interest on the Guaranteed Obligations shall have been paid in full, and to the extent the Company is an "insider" as defined in Section 101(2) of the United States Bankruptcy Code, such waiver shall be permanent and shall not be revoked or terminated in any event, including payment in full of the principal and interest of the Guaranteed Obligations. If at any time any payment of any Guranteed Obligations by any Subsidiary Borrower is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of any Subsidiary Borrower or otherwise, each of the Company's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed by their respective authorized officers as of the day and year first above written.

                                        MASCO CORPORATION


                                        By: /s/  Robert B. Rosowski
                                            Title:  Vice President - Controller
                                                    and Treasurer

                                        21001 Van Born Road
                                        Taylor, Michigan 48180
                                        Attention:  President and Vice President
                                                    General Counsel
                                        Telecopy Number: (313) 374-6135

                                    BANK ONE, NA, (Main office Chicago) as Agent


                                    By:  /s/ Richard Huttenlocher
                                         Title: Senior Managing Director

                                    Attention:  Mr. Richard Huttenlocher
                                    611 Woodward, Suite MI18074
                                    Detroit, Michigan 48226
                                    Telephone Number: (313) 225-2259
                                    Telecopy Number: (313) 225-2290

                                    COMMERZBANK AG
                                    NEW YORK AND GRAND CAYMAN BRANCHES


                                    By:  /s/ John Marlatt
                                    Title:  Vice President

                                    By:  /s/ Graham A. Warning
                                    Title:  Assistant Treasurer


                                    Attention:  John Marlatt
                                    20 Clark Street
                                    Suite 2700
                                    Chicago, IL 60603
                                    Telephone Number: (312) 795-1625
                                    Telecopy: (312) 236-2827

                                    BANK OF AMERICA, N.A.


                                    By:  /s/ Gretchen Spoo
                                    Title:  Vice President

                                    Attention: Gretchen Spoo
                                    231 South LaSalle Street, 9th Floor
                                    Chicago, IL 60697
                                    Telephone Number: (312) 828-6654
                                    Telecopy Number: (312) 987-0303

                                    BARCLAYS BANK PLC


                                    By:  /s/ Marlene Wechselblatt
                                    Title:  Vice President

                                    Attention: John Davey
                                    54 Lombard St.
                                    London EC3P 3AH
                                    England
                                    Telephone Number: (171) 699-2352
                                    Telecopy Number: (171) 699-4140

                                    Attention:  Marlene Wechselblatt
                                    222 Broadway
                                    New York, NY 10038
                                    Telephone Number: (212) 412-7642
                                    Telecopy Number: (212) 412-7590

                                              COMERICA BANK


                                              By:  /s/ Nicholas G. Mester
                                              Title:  Account Officer

                                              Attention: Nicholas Mester
                                              500 Woodward Avenue
                                              Detroit, MI 48226
                                              Telephone Number: (313) 222-9168
                                              Telecopy Number: (313) 222-3776

                                              ROYAL BANK OF CANADA


                                              By:   /s/ N. G. Millar
                                              Title:  Senior Manager

                                              Attention: N.G. Millar
                                              One Liberty Plaza, 4th Floor
                                              New York, New York 10006-1404
                                              Telephone Number: (212) 428-6363
                                              Telecopy Number: (212) 809-7148

                                              WACHOVIA BANK N.A.


                                              By:  /s/ Kathryn Proctor
                                              Title:  Vice President

                                              Attention: Ms. Kathryn Proctor
                                              191 Peachtree Street NE
                                              Atlanta, GA 30303
                                              Telephone Number: (404) 332-4036
                                              Telecopy Number: (404) 332-6898

                                              KEYBANK NATIONAL ASSOCIATION


                                              By:  /s/ J. T. Taylor
                                              Title:  Vice President

                                              Attention: J.T. Taylor
                                              127 Public Square, NE MC
                                              OH-01-270606
                                              Cleveland, OH 44114
                                              Telephone Number: (216) 689-3589
                                              Telecopy Number: (216) 689-4981

                               COMMITMENT SCHEDULE


     Name of Bank                                                                           Commitment
     ------------                                                                           ----------
Bank One, NA (Main Office Chicago)                                                         $337,500,000
Commerzbank AG New York and Grand Cayman Branches                                          $168,750,000
Bank of America, N.A.                                                                      $168,750,000
Barclays Bank, PLC                                                                          $87,500,000
Comerica Bank                                                                               $87,500,000
Royal Bank of Canada                                                                        $50,000,000
Wachovia Bank N.A.                                                                          $50,000,000
KeyBank National Association                                                                $50,000,000





                                                                                          --------------
Total Commitments                                                                         $1,000,000,000
                                                                                          ==============

                                PRICING SCHEDULE

PRICING SCHEDULE
The Applicable Margin shall be as determined by the matrix below (expressed as basis points):

------------------------ ---------------- ----------------- ---------------- ------------------ --------------------

                             Level I          Level II         Level III           Level IV
                             Status            Status           Status              Status         Level V Status
------------------------ ---------------- ----------------- ---------------- ------------------ --------------------

Facility Fee             7.0              8.0               10.0             12.5               17.5
------------------------ ---------------- ----------------- ---------------- ------------------ --------------------

Eurocurrency Margin      33.0             39.5              50.0             62.5               82.5

------------------------ ---------------- ----------------- ---------------- ------------------ --------------------
Utilization fee >
25% but  <  50%          10.0             10.0              12.5             12.5               12.5
         -
------------------------ ---------------- ----------------- ---------------- ------------------ --------------------

Utilization fee >        20.0             20.0              25.0             25.0               25.0
50%
------------------------ ---------------- ----------------- ---------------- ------------------ --------------------

For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:

"Level I Status" exists at any date if, on such date, the Company's Moody's Rating is A2 or better and the Company's S&P Rating is A or better.

"Level II Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company's Moody's Rating is A3 or better or the Company's S&P Rating is A- or better.

"Level III Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company's Moody's Rating is Baa1 or better or the Company's S&P Rating is BBB+ or better.

"Level IV Status" exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company's Moody's Rating is Baa2 or better or the Company's S&P rating is BBB or better.

"Level V Status" exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.

"Moody's Rating" means, at any time, the rating issued by Moody's Investors Service, Inc. and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"S&P Rating" means, at any time, the rating issued by Standard and Poor's Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Company's senior unsecured long-term debt securities without third-party credit enhancement.

"Status" means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.

         The credit ratings to be utilized for purposes of this Schedule are the ratings assigned to outstanding senior unsecured long-term debt securities of the Company without third party credit support. Ratings assigned to any obligation of the Company which is secured or which has the benefit of third party credit support shall be disregarded.

         The Applicable Margin shall be determined in accordance with the foregoing table based on the Company's Status as determined from its then-current Moody's and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody's Rating and no S&P Rating, Level V Status shall exist. Notwithstanding the foregoing, if at any time there exists a difference of more than one level between the Moody's Rating and the S&P Rating, the Status shall be determined as if the higher rating were one level above the lower of the two ratings.

                                   SCHEDULE 1

                          EUROCURRENCY PAYMENT OFFICES

                                    EXHIBIT A


                                      NOTE

                                                          --------, ----
                                                          --------------


         For value received, [MASCO CORPORATION, a Delaware corporation] [insert name of Subsidiary Borrower] (the "Borrower"), promises to pay to the order of
              (the "Bank"), for the account of its Applicable Lending Office, the unpaid principal amount of each Loan made by the Bank to the Borrower pursuant to the Credit Agreement referred to below on the last day of the Interest Period relating to such Loan. The Borrower promises to pay interest on the unpaid principal amount of each such Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the relevant Agreed Currency at the relevant office of the Agent and as required under the Credit Agreement referenced below.

         All Loans made by the Bank, the respective types and maturities thereof and all repayments of the principal thereof shall be recorded by the Bank and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Bank on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Bank to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is one of the Notes referred to in the Amended and Restated Credit Agreement dated as of March 20, 2000 among the Borrower, the banks party thereto and Bank One, NA, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. This note shall be construed in accordance with and governed by the laws of the State of Michigan. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof


                                   [MASCO CORPORATION][Subsidiary Borrower]



                                    By
                                      -------------------------------------
                                      Title
                                           --------------------------------


                                           LOANS AND PAYMENTS OF PRINCIPAL
----------------------------------------------------------------------------------------------------------------------
                                                                Amount of
        Date              Amount of         Type of Loan        Principal          Maturity            Notation
                            Loan                                 Repaid              Date              Made By
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                    EXHIBIT B


                                 SWINGLINE NOTE

                                                             --------, ----
                                                             --------------


         For value received, MASCO CORPORATION, a Delaware corporation (the "Borrower"), promises to pay to the order of Bank One, NA (the "Swingline Lender"), for the account of its Applicable Lending Office, the unpaid principal amount of each Swingline Loan made by the Swingline Lender to the Borrower pursuant to the Credit Agreement referred to below on the day required under the Credit Agreement referred to below. The Borrower promises to pay interest on the unpaid principal amount of each such Swingline Loan on the dates and at the rate or rates provided for in the Credit Agreement. All such payments of principal and interest shall be made in the relevant Agreed Currency at the relevant office of the Agent and as required under the Credit Agreement referenced below.

         All Swingline Loans made by the Swingline Lender, the respective types and maturities thereof and all repayments of the principal thereof may be recorded by the Swingline Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such Loan then outstanding shall be endorsed by the Swingline Lender on the schedule attached hereto, or on a continuation of such schedule attached to and made a part hereof, provided that the failure of the Swingline Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower hereunder or under the Credit Agreement.

         This note is the Swingline Note referred to in the Amended and Restated Credit Agreement dated as of March 20, 2000 among the Borrower, the banks party thereto and Bank One, NA, as Agent (as the same may be amended from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings. This note shall be construed in accordance with and governed by the laws of the State of Michigan. Reference is made to the Credit Agreement for provisions for the prepayment hereof and the acceleration of the maturity hereof


                                MASCO CORPORATION


                                By
                                  -----------------------------------
                                  Title
                                       ------------------------------


                                           LOANS AND PAYMENTS OF PRINCIPAL
----------------------------------------------------------------------------------------------------------------------
                                                                Amount of
        Date              Amount of         Type of Loan        Principal            Maturity            Notation
                            Loan                                  Repaid               Date              Made By
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------
--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

--------------------- ------------------ ------------------- ------------------ ------------------- ------------------

                                    EXHIBIT C

                                   OPINION OF
                             COUNSEL FOR THE COMPANY
                                                                [Effective Date]


To the Banks and the Agent
  Referred to Below
c/o Bank One, NA, as Agent

-------------
--------, --------  -------

Dear Sirs:

         I am Senior Vice President-General Counsel of Masco Corporation (the "Company") and am familiar with the Amended and Restated Credit Agreement dated as of March 20, 2000 (the "Credit Agreement") among the Company, and certain of its Subsidiaries as borrowers, the Banks party thereto as lenders, Commerzbank Aktiengesellschaft and Bank of America Securities LLC, as Syndication Agents, and Bank One, NA, as Agent. Terms defined in the Credit Agreement are used herein as therein defined. This opinion is being rendered to you pursuant to
Section 3.01(c) of the Credit Agreement.

         I have examined originals or copies, certified or otherwise, identified to my satisfaction, of such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as I have deemed necessary or advisable for purposes of this opinion.

         Upon the basis of the foregoing, I am of the opinion that:

         1. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.

         2. The execution, delivery and performance by the Company of the Credit Agreement and the Notes are within the Company's corporate powers, have been duly authorized by all necessary corporate action of the Company, require no action in respect of the Company by, or filing in respect of the Company with, any governmental body, agency or official (except filings under the Securities Exchange Act of 1934) and do not contravene, or constitute a default under any provision of applicable law or regulation or of the certificate or by-laws of the Company or of any agreement, judgment, injunction, order, of incorporation in decree or other instrument known to me to be binding upon the Company or result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries under any such agreement or instrument.

         3. The Credit Agreement constitutes a valid and binding agreement of the Company and the Notes constitute valid and binding obligations of the Company, in each case enforceable in accordance with its terms except as the same may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and by general principles of equity.

         4. There is no action, suit or proceeding pending against, or to the best of my knowledge threatened against or affecting, the Company or any of its Subsidiaries before any court or arbitrator or any governmental body, agency or official which, in my opinion, is likely to have a material adverse effect on the business or financial position of the Company and its Consolidated Subsidiaries, considered as a whole, or which in any manner draws into question the validity of the Credit Agreement or the Notes.


                                                Very truly yours,

                                                John R. Leekley
                                                Senior Vice President-
                                                General Counsel

                                    EXHIBIT D

                       ASSIGNMENT AND ASSUMPTION AGREEMENT


         AGREEMENT dated as of            ,     , among [ASSIGNOR] (the
"Assignor"), [ASSIGNEE] (the "Assignee"), MASCO CORPORATION (the "Company") and Bank One, NA, as Agent (the "Agent").

                               W I T N E S S E T H

         WHEREAS, this Assignment and Assumption Agreement (the "Agreement") relates to the Amended and Restated Credit Agreement dated as of March 20, 2000 among the Company, and certain of its Subsidiaries as borrowers, the Banks party thereto as lenders, Commerzbank Aktiengesellschaft and Bank of America Securities LLC, as Syndication Agents, and Bank One, NA, as Agent (the "Credit Agreement"),

         WHEREAS, as provided under the Credit Agreement, the Assignor has a Commitment to make Loans to the Borrowers in an aggregate principal amount at
any time outstanding not to exceed $                ;

         WHEREAS, Loans made to the Borrowers by the Assignor under the Credit
Agreement in the aggregate principal amount of $          are outstanding at the
date hereof; and

         WHEREAS, the Assignor proposes to assign to the Assignee all of the rights of the Assignor under the Credit Agreement in respect of a portion of its
Commitment thereunder in an amount equal to $          (the "Assigned Amount"),
together with a corresponding portion of its outstanding Loans, and the Assignee proposes to accept assignment of such rights and assume the corresponding obligations from the Assignor on such terms;

         NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, the parties hereto agree as follows:

         SECTION 1. Definitions. All capitalized terms not otherwise defined herein have the respective meanings set forth in the Credit Agreement.

         SECTION 2. Assignment. The Assignor hereby assigns and sells to the Assignee all of the rights of the Assignor under the Credit Agreement to the extent of the Assigned Amount, and the Assignee hereby accepts such assignment from the Assignor and assumes all of the obligations of the Assignor under the Credit Agreement to the extent of the Assigned Amount, including the purchase from the Assignor of the corresponding portion of the principal amount of the Loans made by the Assignor outstanding at the date hereof. Upon the execution and delivery hereof by the Assignor, the Assignee, the Company and the Agent and the payment of the amount specified in Section 3 required to be paid on the date hereof (1) the Assignee shall, as of the date hereof, succeed to the rights and be obligated to perform the obligations of a Bank under the Credit Agreement with a Commitment in an amount equal to the Assigned Amount, and (ii) the Commitment of the Assignor shall, as of the date hereof, be reduced by a like amount and the Assignor released from its obligations under the Credit Agreement to the extent such obligations have been assumed by the Assignee. The assignment provided for herein shall be without recourse to the Assignor.

         SECTION 3. Payments. As consideration for the assignment and sale contemplated in Section 2 hereof, the Assignee shall pay to the Assignor on the
date hereof in Federal funds an amount equal to $            .(1) It is
understood that facility fees accrued to the date hereof are for the account of the Assignor and such fees accruing from and including the date hereof [in respect of the Assigned Amount] are for the account of the Assignee. Each of the Assignor and the Assignee hereby agrees that if it receives any amount under the Credit Agreement which is for the account of the other party hereto, it shall receive the same for the account of such other party to the extent of such other party's interest therein and shall promptly pay the same to such other party.

         [SECTION 4. Consent of the Company and the Agent. This Agreement is conditioned upon the consent of the Company and the Agent pursuant to Section 9.06(c) of the Credit Agreement, The execution of this Agreement by the Company and the Agent is evidence of this consent. Pursuant to Section 9.06(c) the Company agrees to execute and deliver or cause to be executed and delivered a Note payable to the order of the Assignee to evidence the assignment and assumption provided for herein.]

         SECTION 5. Non-Reliance on Assignor. The Assignor makes no representation or warranty in connection with, and shall have no responsibility with respect to, the solvency, financial condition, or statements of the Company, or the validity and enforceability of the obligations of the Company in respect of the Credit Agreement or any Note. The Assignee acknowledges that it has, independently and without reliance on the Assignor, the Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement and will continue to be responsible for making its own independent appraisal of the business, affairs and financial condition of the Company.

         SECTION 6. Governing Law . This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan.

         SECTION 7 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.




------------------------------
(1) Amount should combine principal together with accrued interest and breakage compensation, if any, to be paid by the Assignee. It may be preferable in an appropriate case to specify these amounts generically or by formula rather than as a fixed sum.

         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authored officers as of the date first above written.

                                   [ASSIGNOR]

                                   By
                                     ----------------------------------
                                         Title:
                                               ------------------------

                                   [ASSIGNEE]

                                   By
                                     ----------------------------------
                                         Title:
                                               ------------------------

                                   [MASCO CORPORATION]


                                   By
                                     ----------------------------------
                                         Title:
                                               ------------------------

                                   BANK ONE, NA, as Agent


                                   By
                                     ----------------------------------
                                         Title:
                                               ------------------------

                                    EXHIBIT E

                                JOINDER AGREEMENT



                  THIS JOINDER AGREEMENT, dated as of            ,     , is
  entered into by                   (the "New Subsidiary Borrower") pursuant to
  the Amended and Restated Credit Agreement dated as of March 20, 2000 as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, certain Subsidiary Borrowers which are now or may hereafter become a party thereto from time to time, the Banks party thereto, Commerzbank Aktiengesellschaft and Bank of America Securities LLC, as Syndication Agents, and Bank One, NA, as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement.

                                   WITNESSETH:

                  WHEREAS, the parties to this Joinder Agreement wish to designate the New Subsidiary Borrower as a Subsidiary Borrower under the Credit Agreement in the manner hereinafter set forth; and

                  WHEREAS, this Joinder Agreement is entered into pursuant to the Credit Agreement;

                  NOW, THEREFORE, in consideration of the premises, the parties hereto hereby agree as follows:

                  1. The New Subsidiary Borrower hereby acknowledges that it has received and reviewed a copy of the Credit Agreement and unconditionally agrees to: (a) join the Credit Agreement as a Subsidiary Borrower, (b) be bound by, and hereby ratifies and confirms, all covenants, agreements, consents, submissions, appointments, acknowledgments and other terms and provisions attributable to a Subsidiary Borrower in the Credit Agreement; and
  (c) perform all obligations required of it as a Subsidiary Borrower by the Credit Agreement.

                  2. The New Subsidiary Borrower hereby represents and warrants that the representations and warranties with respect to it contained in, or made or deemed made by it in, the Credit Agreement are true and correct on the date hereof. In addition, the New Subsidiary Borrower represents and warrants:

      (i) it is a corporation duly incorporated, validly existing and in good standing under the law of its jurisdiction of incorporation, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its businesses substantially as now conducted.

      (ii) The execution, delivery and performance by the New Subsidiary Borrower of this Agreement, the Credit Agreement and the Notes are within its corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter documents or by-laws of the New Subsidiary Borrower or of any agreement, judgment, injunction, order, decree or other instrument binding upon it or result in the creation or imposition of any Lien on any asset of the New Subsidiary Borrower.

      (iii) This Agreement and the Credit Agreement constitute valid and binding agreements of the New Subsidiary Borrower and each Note of the New Subsidiary Borrower, when executed and delivered in accordance with the Credit Agreement, will constitute a valid and binding obligation of the New Subsidiary Borrower.

      (iv) The New Subsidiary Borrower is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

                  3. The New Subsidiary Borrower agrees that, so long as any Bank has any Commitment under the Credit Agreement or any amount is payable under any Note or otherwise under the Credit Agreement, it shall:

      (i) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence.

      (ii) Not permit or suffer or exist any change in ownership of such New Subsidiary Borrower which results in any person other than the Company or any Subsidiary of the Company owning any of the issued and outstanding capital stock or other equity interests of such Subsidiary.

                  4. The address and jurisdiction of incorporation of the New Subsidiary Borrower is set forth in Schedule A to this Joinder Agreement.

                  5. The Company agrees that its guarantee contained in Article X of the Credit Agreement shall remain in full force and effect after giving effect to this Joinder Agreement, including without limitation after including the New Subsidiary Borrower as a Subsidiary Borrower under the Credit Agreement.

                  6. This Joinder Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Michigan.

                  7. This Joinder Agreement may be executed in any number of counterparts, all of which taken together shall constitute one agreement.

                  IN WITNESS WHEREOF, each of the undersigned has caused this Joinder Agreement to be duly executed and delivered as of the day and year set forth above.


                                               ------------------------,
                                               as a Subsidiary Borrower


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------

                                               MASCO CORPORATION


                                               By:
                                                  ------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------
Accepted and Acknowledged:
-------------------------

BANK ONE, NA
as Agent


By:
   -----------------------------------
Name:
     ---------------------------------
Title:
      --------------------------------

                                   SCHEDULE A

                           ADMINISTRATIVE INFORMATION

                                    EXHIBIT F

                               NOTICE OF BORROWING


                                     [Date]


To each Bank party to the referenced
Amended and Restated Credit Agreement
c/o Bank One, NA
as Administrative Agent for the Banks
611 Woodward Avenue
Detroit, MI 48226

Attention:              (for Borrowings in Dollars)
                        (for Borrowings in Agreed Currencies other than Dollars)

         The Borrower (as hereinafter named), hereby requests a Borrowing pursuant to Section 2.01(a) of the Amended and Restated Credit Agreement, dated as of March 20, 2000, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, certain Subsidiary Borrowers which are now or may hereafter become a party thereto from time to time, the Banks party thereto, Commerzbank Aktiengesellschaft and Bank of America Securities LLC, as Syndication Agents, and Bank One, NA, as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Note, as applicable.

      (i)    Borrower's Name:

      (ii)   [The Borrowing is in Dollars in the amount of:             ]
             [The Borrowing is in [insert desired Agreed Currency] in the amount of:

             Existing Loan amount:
             Repayment:
             Continuation of Eurocurrency Loan (Interest Period ending:        )


             Increased amount:
             Total Loan amount:

      (iii)  The Borrowing is to be funded on:

      (iv) The Loans comprising such Borrowing shall be made as [Floating Rate][Eurocurrency] Loans].

      (v)    In the case of a Eurocurrency Borrowing, the Interest Period shall
             be                .



                                               as Borrower

                                   EXHIBIT F-1

                            NOTICE OF SWINGLINE LOAN


                                     [Date]


Bank One, NA, as Swingline Lender
611 Woodward Avenue
Detroit, MI 48226

Attention:               (for a Swingline Loan in Dollars)
                         (for a Swingline Loan in an Agreed Currency other than Dollars)

         The Borrower (as hereinafter named), hereby requests a Swingline Loan pursuant to Section 2.01(b) of the Amended and Restated Credit Agreement, dated as of March 20, 2000, as amended, supplemented or otherwise modified from time to time (the "Credit Agreement"), by and among Masco Corporation, a Delaware corporation, certain Subsidiary Borrowers which are now or may hereafter become a party thereto from time to time, the Banks party thereto, Commerzbank Aktiengesellschaft and Bank of America Securities LLC, as Syndication Agents, and Bank One, NA, as Administrative Agent (the "Agent"). Capitalized terms used but not defined herein shall have the respective meanings ascribed thereto in the Credit Agreement. Such Borrowing shall be evidenced by the Borrower's Swingline Note.

     (i)     Borrower's Name:

     (ii)    [The Swingline Loan is in Dollars in the amount of:              ]
             [The Swingline Loan is in [insert desired Agreed Currency] in the
             amount of:   .

     (iii)   The Swingline Loan is to be funded on:                        .

     (iii) In the case of a Swingline Loan in an Agreed Currency other than Dollars, the agreed Interest Period shall be and the greed upon
             interest rate shall be      .




                                                  as Borrower